Exhibit 2.1

AGREEMENT AND PLAN OF REORGANIZATION

DATED AS OF APRIL 19, 2006

AMONG

VINEYARD NATIONAL BANCORP,

VINEYARD BANK

AND

RANCHO BANK

TABLE OF CONTENTS

PAGE

ARTICLE I	CERTAIN DEFINITIONS	1
1.01	Certain Definitions	1
ARTICLE II	THE MERGER	7
2.01	The Merger	7
2.02	Effective Date and Effective Time; Closing	8
ARTICLE III	CONSIDERATION; EXCHANGE PROCEDURES	9
3.01	Conversion of Shares	9
3.02	Exchange Procedures	9
3.03	Rights as Shareholders; Stock Transfers	10
3.04	Dissenting Shares	10
3.05	Withholding Rights	11
3.06	Rancho Bank Options	11
ARTICLE IV	ACTIONS PENDING ACQUISITION	11
4.01	Forbearances of Rancho Bank	11
4.02	Forbearances of Parent	14
ARTICLE V	REPRESENTATIONS AND WARRANTIES	14
5.01	Disclosure Schedules	14
5.02	Standard	15
5.03	Representations and Warranties of Rancho Bank	15
5.04	Representations and Warranties of Parent and Vineyard Bank	28
ARTICLE VI	COVENANTS	31
6.01	Reasonable Best Efforts	31
6.02	Shareholder Approval	32
6.03	Proxy Statement; Regulatory Filings	32
6.04	Press Releases	33
6.05	Access; Information	33
6.06	Acquisition Proposals	34
6.07	Certain Policies	35
6.08	Indemnification	35
6.09	Benefit Plans	36
6.10	Notification of Certain Matters	38
6.11	Merger Subsidiary	38
6.12	Estoppel Letters	39
6.13	Vendor Contracts	39
6.14	Parent and Vineyard Capital Adequacy	39
ARTICLE VII	CONDITIONS TO CONSUMMATION OF THE MERGER	39
7.01	Conditions to Each Party’s Obligation to Effect the Merger	39

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TABLE OF CONTENTS
(Continued)

7.02	Conditions to Obligation of Rancho Bank	40
7.03	Conditions to Obligations of Parent and Vineyard Bank	40
ARTICLE VIII	TERMINATION	41
8.01	Termination	41
8.02	Effect of Termination and Abandonment	43
ARTICLE IX	MISCELLANEOUS	44
9.01	Survival	44
9.02	Waiver; Amendment	45
9.03	Counterparts	45
9.04	Governing Law	45
9.05	Expenses	45
9.06	Notices	45
9.07	Entire Understanding; No Third Party Beneficiaries	46
9.08	Severability	46
9.09	Enforcement of the Agreement	46
9.10	Interpretation	47
9.11	Assignment	47
9.12	Alternative Structure	47

ANNEX A	Form of Agreement of Merger	A-1
ANNEX B	Form of Agreement and Plan of Merger and Liquidation	B-1
ANNEX C	Form of Shareholder Agreement	C-1
ANNEX D	Form of Tenant Estoppel Letter	D-1
ANNEX E	Form of Landlord Estoppel Letter	E-1
ANNEX F	Form of Employment Agreement with John G. Giambi	F-1
ANNEX G	Form of Employment Agreement with Susan M. Tyra	G-1
ANNEX H	Form of Employment Agreement with Christine M. Rodgers	H-1
ANNEX I	Form of Waiver and Agreement to Enter into a	I-1
	Restrictive Covenant Pursuant to a Merger with John G.Giambi
ANNEX J	Form of Waiver Agreement with Susan M. Tyra	J-1
ANNEX K	Form of Waiver Agreement with Christine M. Rodgers	K-1

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AGREEMENT AND PLAN OF REORGANIZATION, dated as of April 19, 2006 (this “Agreement”), among Vineyard National Bancorp (“Parent”), Vineyard Bank (“Vineyard Bank”) and Rancho Bank (“Rancho Bank”).

RECITALS

A. Rancho Bank. Rancho Bank is a California-chartered commercial bank, having its principal place of business in San Dimas, California.

B. Parent. Parent is a California corporation, having its principal place of business in Rancho Cucamonga, California.

C. Vineyard Bank. Vineyard Bank is a California-chartered commercial bank (which is in the process of converting to a national bank), having its principal place of business in Rancho Cucamonga, California.

D. Board Action. The respective Boards of Directors of each of Parent, Vineyard Bank and Rancho Bank have determined that it is in the best interests of their respective companies and their stockholders to consummate the business combination transactions provided for herein.

E. Shareholder Agreements. As a material inducement to Parent and Vineyard Bank to enter into this Agreement, and simultaneously with the execution of this Agreement, each Shareholder (as defined herein) is entering into an agreement, in the form of Annex C hereto (collectively, the “Shareholder Agreements”) pursuant to which they have agreed, among other things, to vote their shares of Rancho Bank Common Stock (as defined herein) in favor of this Agreement, and each of the Agreement of Merger and the Agreement and Plan of Merger and Liquidation (each as defined herein).

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

1.01 Certain Definitions. The following terms are used in this agreement with the meanings set forth below:

“Acquisition Proposal” has the meaning set forth in Section 6.06.

“Agreement” means this Agreement, as amended or modified from time to time in accordance with Section 9.02, together with the Agreement of Merger and the Agreement and Plan of Merger and Liquidation.

“Agreement of Merger” means the Agreement of Merger between Rancho Bank and Merger Subsidiary, the form of which is attached hereto as Annex A, as amended or modified from time to time in accordance with its provisions.

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“Agreement and Plan of Merger and Liquidation” means the Agreement and Plan of Merger and Liquidation between Rancho Bank and Vineyard Bank, the form of which is attached hereto as Annex B, as amended or modified from time to time in accordance with its provisions.

“Bank Insurance Fund” means the Bank Insurance Fund maintained by the FDIC.

“Bank Secrecy Act” means the Bank Secrecy Act of 1970, as amended.

“Benefit Plans” has the meaning set forth in Section 5.03(m)(i).

“Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. Government or any day on which banking institutions in the State of California are authorized or obligated to close.

“Certificate” means any certificate which immediately prior to the Effective Time represented shares of Rancho Bank Common Stock.

“CFC” means the Financial Code of the State of California.

“CGCL” means the General Corporation Law of the State of California.

“Closing” and “Closing Date” have the meanings set forth in Section 2.02(b).

“Code” has the meaning set forth in the recitals to this Agreement.

“Community Reinvestment Act” means the Community Reinvestment Act of 1977, as amended.

“Confidentiality Agreement” has the meaning set forth in Section 6.05(e).

“Derivatives Contract” has the meaning set forth in Section 5.03(q).

“DFI” means the California Commissioner of Financial Institutions and the California Department of Financial Institutions.

“Disclosure Schedule” has the meaning set forth in Section 5.01.

“Dissenting Shares” has the meaning set forth in Section 3.04.

“DOL” has the meaning set forth in Section 5.03(m)(i).

“Effective Date” has the meaning set forth in Section 2.02(a).

“Effective Time” has the meaning set forth in Section 2.02(a).

“Employees” has the meaning set forth in Section 5.03(m)(i).

“Employment Agreement” has the meaning set forth in Section 6.09(f).

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“Environmental Laws” has the meaning set forth in Section 5.03(o).

“Equal Credit Opportunity Act” means the Equal Credit Opportunity Act, as amended.

“Equity Investment” means (i) an Equity Security; and (ii) an ownership interest in any company or other entity, any membership interest that includes a voting right in any company or other entity, any interest in real estate; and any investment or transaction which in substance falls into any of these categories even though it may be structured as some other form of investment or transaction.

“Equity Security” means any stock (other than adjustable-rate preferred stock, money market (auction rate) preferred stock or other instrument determined by the FDIC to have the character of debt securities), certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, or voting-trust certificate; any security convertible into such a security; any security carrying any warrant or right to subscribe to or purchase any such security; and any certificate of interest or participation in, temporary or interim certificate for, or receipt for any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” has the meaning set forth in Section 5.03(m)(iii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Agent” has the meaning set forth in Section 3.02(a).

“Fair Housing Act” means the Fair Housing Act, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of San Francisco, acting under delegated authority.

“GAAP” means accounting principles generally accepted in the United States of America.

“Governmental Authority” means any federal, state or local court, administrative agency or commission or other governmental authority or instrumentality.

“Hazardous Substance” has the meaning set forth in Section 5.03(o).

“Indemnified Parties” and “Indemnifying Party” have the meanings set forth in Section 6.08(a).

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“Insurance Amount” has the meaning set forth in Section 6.08(c).

“Insurance Policies” has the meaning set forth in Section 5.03(w).

“IRS” has the meaning set forth in Section 5.03(m)(i).

“Liens” means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance.

“Liquidation” has the meaning set forth in Section 2.01(a).

“Loans” has the meaning set forth in Section 4.01(r).

“Material Adverse Effect” means any effect, circumstance, occurrence or change that, (i) with respect to Rancho Bank, is material and adverse to the financial position, results of operations or business of Rancho Bank or (ii) with respect to Rancho Bank on the one hand and Parent or Vineyard Bank on the other hand, would materially impair the ability of either Rancho Bank or Parent or Vineyard Bank, respectively, to perform its obligations under this Agreement or otherwise materially impede the consummation of the Transaction; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by Governmental Authorities, (b) changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally, (c) changes in general economic conditions affecting banks and their holding companies generally, (d) with respect to Rancho Bank, any modifications or changes to valuation policies and practices, or expenses incurred, in connection with the Transaction or restructuring charges taken in connection with the Transaction, in each case in accordance with GAAP, and (e) with respect to Rancho Bank, the effects of any action or omission taken with the prior consent of Parent or as otherwise contemplated by the Agreement.

“Material Contracts” has the meaning set forth in Section 5.03(k)(i).

“Merger” has the meaning set forth in Section 2.01(a).

“Merger Consideration” has the meaning set forth in Section 3.01(b).

“Merger Subsidiary” means the corporation to-be-formed under the laws of the State of California by Vineyard Bank as a wholly owned subsidiary following execution of this Agreement solely for the purpose of facilitating the Transaction, all of the issued and outstanding capital stock of which shall be owned by Vineyard Bank.

“Merger Subsidiary Common Stock” means the common stock, no par value per share, of Merger Subsidiary.

“National Bank Act” means the National Bank Act, as amended.

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“National Labor Relations Act” means the National Labor Relations Act, as amended.

“OCC” means the Office of the Comptroller of the Currency.

“OREO” means other real estate owned.

“Parent” has the meaning set forth in the preamble to this Agreement.

“Parent Benefit Plans” has the meaning set forth in Section 6.09(a).

“Parent Board” means the Board of Directors of Parent.

“Parent Common Stock” means the common stock, no par value per share, of Parent.

“Parent Preferred Stock” means the preferred stock, no par value per share, of Parent.

“Parent Regulatory Authorities” has the meaning set forth in Section 5.04(h).

“Pension Plan” has the meaning set forth in Section 5.03(m)(ii).

“Person” means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization.

“Previously Disclosed” by a party shall mean information set forth in a section of its Disclosure Schedule corresponding to the section of this Agreement where such term is used.

“Proxy Statement” has the meaning set forth in Section 6.03(a).

“Rancho Bank” has the meaning set forth in the preamble to this Agreement.

“Rancho Bank Articles” means the Articles of Incorporation, as amended, of Rancho Bank.

“Rancho Bank Board” means the Board of Directors of Rancho Bank.

“Rancho Bank Bylaws” means the Bylaws of Rancho Bank.

“Rancho Bank Common Stock” means the common stock, no par value per share, of Rancho Bank.

“Rancho Bank ESOP” means the Rancho Bank Employee Stock Savings Plan, as amended and restated effective January 1, 1997.

“Rancho Bank Executive Retirement Plan” has the meaning set forth in Section 6.09(g).

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“Rancho Bank Executive Retirement Plan Agreements” has the meaning set forth in Section 6.09(g).

“Rancho Bank Financial Statements” has the meaning set forth in Section 5.03(g).

“Rancho Bank Loan Property” has the meaning set forth in Section 5.03(o)(i).

“Rancho Bank Meeting” has the meaning set forth in Section 6.02.

“Rancho Bank Options” means the options to acquire Rancho Bank Common Stock issued under the Rancho Bank Stock Option Plans.

“Rancho Bank Regulatory Authorities” has the meaning set forth in Section 5.03(i)(i).

“Rancho Bank Stock Option Plans” means the Rancho Bank 1998 Nonqualified Stock Option Plan, the Rancho Bank 2002 Stock Option Plan for Employees and the Rancho Bank 2002 Stock Option Plan for Nonemployee Directors.

“Rights” means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments which obligate the Person to issue or dispose of any of its capital stock or other ownership interests.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Securities Documents” has the meaning set forth in Section 5.04(f)(i).

“Shareholder Agreements” has the meaning set forth in the recitals to this Agreement.

“Shareholders” means each director and executive officer of Rancho Bank.

“Subsidiary” and “Significant Subsidiary” have the meanings ascribed to those terms in Rule l-02 of Regulation S-X of the SEC.

“Superior Proposal” has the meaning set forth in Section 6.06.

“Surviving Corporation” has the meaning set forth in Section 2.01(a).

“Tax” and “Taxes” mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.

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“Tax Returns” means any return, declaration or other report (including elections, declarations, schedules, estimates and information returns) with respect to any Taxes.

“Termination Fee” has the meaning set forth in Section 8.02(d).

“Transaction” means the Merger, the Liquidation and any other transaction contemplated by this Agreement.

“Vineyard Bank” has the meaning set forth in the preamble to this Agreement.

“Vineyard Bank Articles” means the Articles of Incorporation of Vineyard Bank, as amended.

“Vineyard Bank Board” means the Board of Directors of Vineyard Bank.

“Vineyard Bank Bylaws” means the Bylaws of Vineyard Bank, as amended.

“Waiver Agreement” has the meaning set forth in Section 6.09(g).

ARTICLE II

THE MERGER

2.01 The Merger.

(a) The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the Agreement of Merger, at the Effective Time, Merger Subsidiary shall merge with and into Rancho Bank (the “Merger”), the separate corporate existence of Merger Subsidiary shall cease and Rancho Bank shall survive and continue to exist as a California-chartered bank and as a wholly owned subsidiary of Vineyard Bank (Rancho Bank, as the surviving corporation in the Merger, is sometimes referred to herein as the “Surviving Corporation”) with all its rights, privileges, immunities, powers and franchises continuing unaffected by the Merger. Immediately following the Merger, the Surviving Corporation will be merged with and liquidated into Vineyard Bank (the “Liquidation”) in accordance with this Agreement and the Agreement and Plan of Merger and Liquidation.

(b) Name. The name of the Surviving Corporation shall be “Rancho Bank.”

(c) Articles and Bylaws. The articles of incorporation and bylaws of the Surviving Corporation immediately after the Merger shall be the Rancho Bank Articles and the Rancho Bank Bylaws as in effect immediately prior to the Merger.

(d) Directors and Executive Officers of the Surviving Corporation. The directors of the Surviving Corporation immediately after the Merger shall be the directors of Vineyard Bank immediately prior to the Merger. The executive officers of the Surviving Corporation immediately after the Merger shall be the executive officers of Vineyard Bank immediately prior to the Merger, each of whom shall serve until such time as their successors shall be duly elected and qualified.

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(e) Authorized Capital Stock. The authorized capital stock of the Surviving Corporation upon consummation of the Merger shall be as set forth in the Rancho Bank Articles immediately prior to the Merger.

(f) Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in accordance with the CGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Merger Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of Merger Subsidiary shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

(g) Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Merger Subsidiary acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, Merger Subsidiary, and its proper officers and directors, shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Surviving Corporation or otherwise to take any and all such action.

2.02 Effective Date and Effective Time; Closing.

(a) Subject to the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the consummation of the Merger, but subject to the fulfillment or waiver of those conditions), the parties shall cause the Agreement of Merger to be filed with the Secretary of State of the State of California pursuant to the CGCL on (i) a date mutually agreeable to Parent and Rancho Bank after such satisfaction or waiver which is no later than the later of five Business Days after such satisfaction or waiver, provided, however, that if such timing would cause the filing date to be later than the 24th of the month, then the filing date shall be extended by the minimum amount of time to ensure that the filing date occurs on the first Business Day of the subsequent month, or (ii) such other date to which the parties may mutually agree in writing. The Merger provided for herein shall become effective upon such filings or on such date as may be specified therein. The date of such filings or such later effective date is herein called the “Effective Date.” The “Effective Time” of the Merger shall be the time of such filings or as set forth in such filings.

(b) A closing (the “Closing”) shall take place immediately prior to the Effective Time at 10:00 a.m., Pacific Time, at the principal offices of Parent in Rancho Cucamonga, California, or at such other place, at such other time, or on such other date as the parties may mutually agree upon (such date, the “Closing Date”). At the Closing, there shall be delivered to Parent and Rancho Bank the certificates and other documents required to be delivered under Article VII hereof.

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ARTICLE III

CONSIDERATION; EXCHANGE PROCEDURES

3.01 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of a holder of shares of Rancho Bank Common Stock:

(a) Each share of Parent Common Stock and Vineyard Bank Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unchanged by the Merger.

(b) Subject to Section 3.04, each share of Rancho Bank Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into, and shall be canceled in exchange for, the right to receive a cash amount equal to $38.50, without interest (the “Merger Consideration”).

(c) Each share of Merger Subsidiary Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation.

3.02 Exchange Procedures.

(a) Parent shall designate an exchange agent to act as agent (the “Exchange Agent”) for purposes of conducting the exchange procedure described in this Section 3.02. At the Effective Time, for the benefit of the holders of Certificates, Parent shall deliver, or cause Vineyard Bank to deliver, to the Exchange Agent, the aggregate Merger Consideration payable pursuant to this Article III in exchange for Certificates representing outstanding shares of Rancho Bank Common Stock.

(b) Promptly following the Effective Time, but in no event more than five Business Days thereafter, Parent shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates the following: (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, which shall be in a form and contain any other provisions as Parent and Rancho Bank may determine; and (ii) instructions for use in effecting the surrender of Certificates in exchange for the aggregate Merger Consideration to which such holder is entitled pursuant to Section 3.01 hereof. Upon the proper surrender of a Certificate to the Exchange Agent, together with a properly completed and duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the aggregate Merger Consideration which such holder has the right to receive in respect of the Certificate surrendered pursuant to Section 3.01 hereof, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the Merger Consideration. In the event of a transfer of ownership of any shares of Rancho Bank Common Stock not registered in the transfer records of Rancho Bank, a check for the aggregate Merger Consideration to which the holder thereof is entitled pursuant to Section 3.01 hereof may be issued to the holder if the Certificate representing such Rancho Bank Common Stock is presented to the Exchange Agent, accompanied by documents sufficient, in the reasonable discretion of Parent and the Exchange Agent, (i) to evidence and effect such transfer and (ii) to evidence that all applicable stock transfer taxes have been paid.

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(c) The Exchange Agent and Parent, as the case may be, shall not be obligated to deliver the aggregate Merger Consideration to which a holder of Rancho Bank Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the Certificate or Certificates representing the shares of Rancho Bank Common Stock for exchange as provided in this Section 3.02, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be reasonably required in each case by Parent.

(d) Any portion of the cash delivered to the Exchange Agent by Parent pursuant to Section 3.02(a) that remains unclaimed by the stockholders of Rancho Bank for six months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to Parent. Any stockholders of Rancho Bank who have not theretofore complied with Section 3.02(b) shall thereafter look only to Parent for the Merger Consideration deliverable in respect of each share of Rancho Bank Common Stock such shareholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding Certificates for shares of Rancho Bank Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such payment would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Parent (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Parent and the Exchange Agent shall be entitled to rely upon the stock transfer books of Rancho Bank to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Parent and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

3.03 Rights as Shareholders; Stock Transfers. At the Effective Time, holders of Rancho Bank Common Stock shall cease to be, and shall have no rights as, stockholders of Rancho Bank other than to receive the consideration provided under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of Rancho Bank or the Surviving Corporation of shares of Rancho Bank Common Stock.

3.04 Dissenting Shares. Each outstanding share of Rancho Bank Common Stock, the holder of which has perfected his right to dissent pursuant to Chapter 13 of the CGCL and has not effectively withdrawn or lost such right as of the Effective Time (the “Dissenting Shares”), shall not be converted into or represent a right to receive the Merger Consideration hereunder, and the holder thereof shall be entitled only to such rights as are granted by the CGCL. Rancho Bank shall give Parent prompt notice upon receipt by Rancho Bank of any such written demands for payment of the fair value of such shares of Rancho Bank Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the CGCL. If any holder of Dissenting Shares shall have effectively withdrawn or lost the right to dissent (through failure to perfect or otherwise), the Dissenting Shares held by such holder shall be converted on a share by share basis into the right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement. Any payments made in respect of Dissenting Shares shall be made by the Parent or the Surviving Corporation.

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3.05 Withholding Rights. Parent (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of Rancho Bank Common Stock such amounts as Parent is required under the Code or any state, local or foreign tax law or regulation thereunder to deduct and withhold with respect to the making of such payment. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of Rancho Bank Common Stock in respect of which such deduction and withholding was made by Parent.

3.06 Rancho Bank Options. Prior to and effective as of the Effective Time, Rancho Bank shall have taken all such action as is necessary to terminate, subject to compliance with this Section 3.06, the Rancho Bank Stock Option Plans and shall have provided written notice to each holder of a then-outstanding Rancho Bank Option (whether or not such Rancho Bank Option is then vested or exercisable), that such Rancho Bank Option shall be, as of the date of such notice, exercisable in full, that such Rancho Bank Option shall terminate at the Effective Time and that, if such Rancho Bank Option is not exercised or otherwise terminated on or before the Effective Time, such holder shall be entitled to receive in cancellation of such Rancho Bank Option a cash payment from Rancho Bank at the Closing in an amount equal to the excess of the Merger Consideration over the per share exercise price of such Rancho Bank Option, multiplied by the number of shares of Rancho Bank Common Stock covered by such Rancho Bank Option, subject to any required withholding of Taxes. Rancho Bank shall use its reasonable best efforts to obtain the written acknowledgement of each holder of a then-outstanding Rancho Bank Option with regard to the cancellation of such Rancho Bank Option and the payment therefor in accordance with the terms of this Agreement. Subject to the foregoing, the Rancho Bank Stock Option Plans and all Rancho Bank Options issued thereunder shall terminate at the Effective Time.

ARTICLE IV

ACTIONS PENDING ACQUISITION

4.01 Forbearances of Rancho Bank. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement or as Previously Disclosed, without the prior written consent of Parent, not to be unreasonably withheld, Rancho Bank will not, and will cause each of its Subsidiaries not to:

(a) Ordinary Course. Conduct its business other than in the ordinary and usual course consistent with past practice or fail to use reasonable best efforts to preserve its business organization, keep available the present services of its employees and preserve for itself and Parent the goodwill of the customers of Rancho Bank and others with whom business relations exist.

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(b) Capital Stock. Other than pursuant to Rights set forth on Schedule 4.01(b) of Rancho Bank’s Disclosure Schedule and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of stock or any Rights or (ii) permit any additional shares of stock to become subject to grants of employee or director stock options or other Rights.

(c) Dividends; Etc. (i) make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on, any shares of Rancho Bank capital stock or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

(d) Compensation; Employment Agreements; Etc. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of Rancho Bank or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, provided that no such increase shall result in an annual adjustment of more than 4%, (ii) for other changes that are required by applicable law and (iii) to satisfy contractual obligations existing as of the date hereof and set forth in Schedule 4.01(d) of Rancho Bank’s Disclosure Schedule.

(e) Hiring. Hire any person as an employee of Rancho Bank or promote any employee, except for persons hired to fill any vacancies arising after the date hereof and whose employment is terminable at the will of Rancho Bank, other than any person to be hired who would have a base salary, including any guaranteed bonus or any similar bonus, considered on an annual basis of more than $50,000.

(f) Benefit Plans. Enter into, establish, adopt or amend, or make any contributions to (except (i) as may be required by applicable law or (ii) to satisfy contractual obligations existing as of the date hereof or to be consistent with past practices and set forth on Schedule 4.01(f) of Rancho Bank’s Disclosure Schedule), any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Rancho Bank or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

(g) Dispositions. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business consistent with past practice and in a transaction that, together with all other such transactions, is not material to Rancho Bank.

(h) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other entity.

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(i) Capital Expenditures. Make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $25,000 individually or $100,000 in the aggregate.

(j) Governing Documents. Amend the Rancho Bank Articles or the Rancho Bank Bylaws.

(k) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by changes in laws or regulations or GAAP.

(l) Contracts. Except in the ordinary course of business consistent with past practice or as otherwise permitted under this Section 4.01, enter into or terminate any Material Contract or amend or modify in any material respect any of its existing Material Contracts.

(m) Claims. Enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which Rancho Bank is or becomes a party after the date of this Agreement, which settlement, agreement or action involves payment by Rancho Bank of an amount which exceeds $25,000 and/or would impose any material restriction on the business of Rancho Bank or create precedent for claims that are reasonably likely to be material to Rancho Bank.

(n) Banking Operations. Enter into any new material line of business; change its material lending, investment, underwriting, risk and asset liability management and other material banking and operating policies, except as required by applicable law, regulation or policies imposed by any Governmental Authority; or file any application or make any contract with respect to branching or site location or branching or site relocation.

(o) Derivatives Contracts. Enter into any Derivatives Contract.

(p) Indebtedness. Incur any indebtedness for borrowed money (other than deposits, federal funds purchased, cash management accounts, Federal Home Loan Bank and Federal Reserve Bank borrowings that mature within one year and securities sold under agreements to repurchase that mature within ninety (90) days, in each case in the ordinary course of business consistent with past practice) or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than in the ordinary course of business consistent with past practice.

(q) Investment Securities. Acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) any debt security or Equity Investment.

(r) Loans. Make, renew or otherwise modify any loan, loan commitment, letter of credit or other extension of credit (collectively, “Loans”) other than in the ordinary course of business consistent with past practice, provided that any Loan that is originated, renewed or modified cannot have a principal balance in excess of $450,000 without Parent’s written consent, which consent shall be deemed to have been received to the extent Rancho Bank has provided written notice of a proposed loan or loans which Parent has not objected to within three Business Days of receipt of such written notice.

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(s) Investments in Real Estate. Make any investment or commitment to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice).

(t) Adverse Actions. Take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VII not being satisfied or (z) a material violation of any provision of this Agreement, the Agreement of Merger or the Agreement and Plan of Merger and Liquidation, except, in each case, as may be required by applicable law or regulation.

(u) Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

4.02 Forbearances of Parent. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, without the prior written consent of Rancho Bank, Parent will not, and will cause each of its Subsidiaries not to:

(a) Conduct of Business. Conduct its business other than in the ordinary and usual course consistent with past practice, except to the extent such deviations from past practice would not result in a delay or the inability of Parent or Vineyard Bank to obtain the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement; provided that Vineyard Bank’s conversion to a national bank shall not be deemed a violation of this Section 4.02(a) or any other representations, warranty or covenant of this Agreement.

(b) Adverse Actions. Take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VII not being satisfied or (z) a material violation of any provision of this Agreement, the Agreement of Merger or the Agreement and Plan of Merger and Liquidation, except, in each case, as may be required by applicable law or regulation.

(c) Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

5.01 Disclosure Schedules. On or prior to the date hereof, Parent has delivered to Rancho Bank a schedule and Rancho Bank has delivered to Parent a schedule (each respectively, its “Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 or 5.04 or to one or more of its covenants contained in Article IV; provided, however, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 5.02 and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that, absent such inclusion in the Disclosure Schedule, such item is or would be reasonably likely to result in a Material Adverse Effect.

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5.02 Standard. No representation or warranty of Rancho Bank on the one hand or Parent and Vineyard Bank on the other hand contained in Sections 5.03 or 5.04, respectively, shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 or 5.04, has had or is reasonably likely to have a Material Adverse Effect on the party making such representation or warranty.

5.03 Representations and Warranties of Rancho Bank. Subject to Sections 5.01 and 5.02, Rancho Bank hereby represents and warrants to Parent and Vineyard Bank:

(a) Organization, Standing and Authority. Rancho Bank is duly organized, validly existing and in good standing as a California-chartered commercial bank under the laws of the State of California. Rancho Bank is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Rancho Bank has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted. The deposit accounts of Rancho Bank are insured by the Bank Insurance Fund in the manner and to the maximum extent provided by applicable law, and Rancho Bank has paid all deposit insurance premiums and assessments required by applicable laws and regulations.

(b) Rancho Bank Capital Stock. The authorized capital stock of Rancho Bank consists solely of 2,000,000 shares of Rancho Bank Common Stock, of which 1,455,725 shares are issued and outstanding as of the date hereof. As of the date hereof, no shares of Rancho Bank Common Stock were held in treasury by Rancho Bank or otherwise directly or indirectly owned by Rancho Bank. The outstanding shares of Rancho Bank Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of Rancho Bank Common Stock have been issued in violation of the preemptive rights of any Person. Section 4.01(b) of Rancho Bank’s Disclosure Schedule sets forth for each Rancho Bank Option, the name of the grantee, the date of the grant, the number of shares of Rancho Bank Common Stock subject to each option, the number of shares of Rancho Bank Common Stock subject to options that are currently exercisable, the exercise price per share and the status of the option grant as qualified or non-qualified under Section 422 of the Code. Except as set forth in the preceding sentence, there are no shares of Rancho Bank Common Stock reserved for issuance, Rancho Bank does not have any Rights issued or outstanding with respect to Rancho Bank Common Stock and Rancho Bank does not have any commitment to authorize, issue or sell any Rancho Bank Common Stock or Rights.

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(c) Subsidiaries. Except for securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, Rancho Bank does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person or any interest in a partnership or joint venture of any kind and Rancho Bank does not have any Subsidiaries.

(d) Corporate Power. Rancho Bank has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and Rancho Bank has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Agreement of Merger and the Agreement and Plan of Merger and Liquidation, and to consummate the Transaction, subject to receipt of all necessary approvals of Governmental Authorities and the approval of Rancho Bank’s stockholders of this Agreement.

(e) Corporate Authority. Subject to the approval of this Agreement by the holders of the outstanding Rancho Bank Common Stock, this Agreement, the Agreement of Merger, the Agreement and Plan of Merger and Liquidation and the Transaction have been authorized by all necessary corporate action of Rancho Bank and the Rancho Bank Board on or prior to the date hereof. Rancho Bank has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Parent and Vineyard Bank, as applicable, this Agreement is a valid and legally binding obligation of Rancho Bank, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(f) Regulatory Approvals; No Defaults.

(i) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Rancho Bank in connection with the execution, delivery or performance by Rancho Bank of this Agreement, the Agreement of Merger and the Agreement and Plan of Merger and Liquidation, or to consummate the Transaction, except as Previously Disclosed and except for (A) filings of applications or notices with, and approvals or waivers by, the FDIC, the DFI or the OCC and the Federal Reserve Board, as required, (B) filings with the DFI in connection with the submission of this Agreement for the approval of the holders of Rancho Bank Common Stock, (C) the filing of the Agreement of Merger with the Secretary of State of the State of California, (D) the filing of the Agreement and Plan of Merger and Liquidation with the Secretary of State of the State of California and the DFI or the OCC, as required, and (E) the approval of this Agreement by the holders of the outstanding shares of Rancho Bank Common Stock. As of the date hereof, Rancho Bank is not aware of any reason why the approvals or waivers set forth above and referred to in Section 7.01(b) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

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(ii) Except as Previously Disclosed, subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in the preceding paragraph and the expiration of related waiting periods, the execution, delivery and performance of this Agreement, the Agreement of Merger and the Agreement and Plan of Merger and Liquidation by Rancho Bank and the consummation of the Transaction do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Rancho Bank or to which Rancho Bank or any of its properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Rancho Bank Articles or the Rancho Bank Bylaws or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

(g) Financial Statements; Undisclosed Liabilities.

(i) Each of the balance sheets contained in any of Rancho Bank’s financial statements for the years ended December 31, 2005, 2004 and 2003 or for any period subsequent to December 31, 2005 (the “Rancho Bank Financial Statements”) (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Rancho Bank as of its date, and each of the statements of income, changes in stockholders’ equity and cash flows or equivalent statements in such Rancho Bank Financial Statements (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders’ equity and changes in cash flows, as the case may be, of Rancho Bank for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein or, in the case of interim financial statements, to normal recurring year end adjustments and the absence of certain notes thereto.

(ii) Except as Previously Disclosed, since December 31, 2005, Rancho Bank has not incurred any liability other than in the ordinary course of business consistent with past practice (excluding the incurrence of expenses related to this Agreement and the Transaction).

(iii) Since December 31, 2005, (A) Rancho Bank has conducted its business in the ordinary and usual course consistent with past practice (excluding the incurrence of expenses related to this Agreement and the Transaction), (B) except as Previously Disclosed, Rancho Bank has not taken nor permitted any of the actions set forth in Section 4.01 hereof between December 31, 2005 and the date hereof and (C) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Rancho Bank.

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(iv) No agreement pursuant to which any loans or other assets have been or shall be sold by Rancho Bank entitled the buyer of such loans or other assets, unless there is material breach of a representation or covenant by Rancho Bank to cause Rancho Bank to repurchase such loan or other asset or the buyer to pursue any other form of recourse against Rancho Bank. Since December 31, 2005, no cash, stock or other dividend or any other distribution with respect to the Rancho Bank Common Stock has been declared, set aside or paid. Except as Previously Disclosed, no shares of Rancho Bank Common Stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by Rancho Bank since December 31, 2005, and no agreements have been made to do the foregoing.

(v) Rancho Bank maintains a system of internal accounting controls sufficient to provide reasonable assurances that all material information concerning Rancho Bank is made known on a timely basis to permit the preparation of the Rancho Bank Financial Statements and any Rancho Bank public disclosure documents.

(h) Litigation. No litigation, claim or other proceeding before any court or governmental agency is pending against Rancho Bank and, to Rancho Bank’s knowledge, no such litigation, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, claim or other proceeding. Rancho Bank is not a party to any order, judgment or decree which has or could reasonably be expected to have a Material Adverse Effect with respect to Rancho Bank.

(i) Regulatory Matters.

(i) Rancho Bank has duly filed with any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it (collectively, the “Rancho Bank Regulatory Authorities”) in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations, and Rancho Bank has previously delivered or made available to Parent accurate and complete copies of all such reports. In connection with the most recent examination of Rancho Bank by the appropriate regulatory authorities, Rancho Bank was not required to correct or change any action, procedure or proceeding which Rancho Bank believes in good faith has not been now corrected or changed, other than corrections or changes which, if not made, either individually or in the aggregate, would not have a Material Adverse Effect on Rancho Bank. The most recent regulatory rating given to Rancho Bank as to compliance with the Community Reinvestment Act is “satisfactory.” To the knowledge of Rancho Bank, since its last regulatory examination of Community Reinvestment Act compliance, Rancho Bank has not received any complaints as to Community Reinvestment Act compliance.

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(ii) Neither Rancho Bank nor any of its properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Rancho Bank Regulatory Authorities. Rancho Bank has paid all assessments made or imposed by any Rancho Bank Regulatory Authority.

(iii) Rancho Bank has not been advised by, nor does it have any knowledge of facts which could give rise to an advisory notice by, any Rancho Bank Regulatory Authority that such Rancho Bank Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

(j) Compliance With Laws. Rancho Bank:

(i) is in material compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

(ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Rancho Bank’s knowledge, no suspension or cancellation of any of them is threatened; and

(iii) has received since its receipt of its last written safety and soundness examination report, no notification or communication from any Governmental Authority (A) asserting that Rancho Bank is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to Rancho Bank’s knowledge, do any grounds for any of the foregoing exist).

(k) Material Contracts; Defaults.

(i) Except as Previously Disclosed, Rancho Bank is not a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (A) with respect to the employment of any of its directors, officers, employees or consultants, (B) which would entitle any present or former director, officer, employee or agent of Rancho Bank to indemnification from Rancho Bank, (C) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement, (D) which is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on 60 days or less notice and involving the payment of more than $50,000 per annum or (E) which materially restricts the conduct of any business by Rancho Bank (collectively, “Material Contracts”). Rancho Bank has Previously Disclosed and made available to Parent true and correct copies of each such Material Contract.

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(ii) Rancho Bank is not in material default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. No power of attorney or similar authorization given directly or indirectly by Rancho Bank is currently outstanding.

(l) No Brokers. No action has been taken by Rancho Bank that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the Transaction other than the Previously Disclosed fees to be paid to Sandler O’Neill & Partners, L.P.

(m) Employee Benefit Plans.

(i) All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of Rancho Bank (the “Employees”) and current or former directors of Rancho Bank including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the “Benefit Plans”), have been Previously Disclosed. True and complete copies of (A) all Benefit Plans including, but not limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans and all amendments thereto; (B) the most recent annual report (Form 5500), together with all schedules, as required, filed with the Internal Revenue Service (“IRS”) or Department of Labor (the “DOL”), as applicable, and any financial statements and opinions required by Section 103(e)(3) of ERISA with respect to each Benefit Plan; (C) for each Benefit Plan which is a “top-hat” plan, a copy of filings with the DOL; (D) the most recent determination letter issued by the IRS for each Benefit Plan; (E) the most recent summary plan description and any modifications for each Benefit Plan; (F) the most recent actuarial report, if any relating to each Benefit Plan; (G) the most recent actuarial valuation, study or estimate of any retiree medical and life insurance benefits plan or supplemental retirement benefits plan; and (H) the most recent summary annual report for each Benefit Plan required to provide summary annual reports by Section 104 of ERISA, have been provided or made available to Parent.

(ii) Each Benefit Plan has been administered to date in all material respects in accordance with the applicable provisions of ERISA, the Code and applicable law and with the terms and provisions of all documents, contracts or agreements pursuant to which such Benefit Plan is maintained. Each Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Pension Plan”) and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS, and Rancho Bank is not aware of any circumstances likely to result in revocation of any such favorable determination letter or the loss of the qualification of such Pension Plan under Section 401(a) of the Code. Rancho Bank has not received any correspondence or written notice from the IRS, DOL, any other governmental agency, any participant in or beneficiary of, a Benefit Plan, or any agent representing any of the foregoing that brings into question the qualification of any such Benefit Plan. There is no material pending or, to Rancho Bank’s knowledge, threatened litigation relating to the Benefit Plans. Rancho Bank has not engaged in a transaction with respect to any Benefit Plan or Pension Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject Rancho Bank to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material. There are no matters pending before the IRS, DOL or other governmental agency with respect to any Benefit Plan.

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(iii) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Rancho Bank with respect to any ongoing, frozen or terminated “single-employer plan,” within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them or the single-employer plan of any entity which is considered one employer with Rancho Bank under Section 4001 of ERISA or Section 414 of the Code (an “ERISA Affiliate”). Rancho Bank has not incurred, and does not expect to incur, any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a “reportable event,” within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the l2-month period ending on the date hereof or will be required to be filed in connection with the Transaction.

(iv) All contributions required to be made under the terms of any Benefit Plan have been timely made or have been reflected in the Rancho Bank Financial Statements. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Rancho Bank has not provided, and is not required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

(v) Rancho Bank does not have any obligations for retiree health and life benefits under any Benefit Plan, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality. No event or condition exists with respect to a Benefit Plan that could subject Rancho Bank to a material tax under Section 4980B of the Code.

(vi) Each Benefit Plan that provides deferred compensation subject to Section 409A of the Code is in compliance in all material respects with Section 409A of the Code in form and operation.

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(vii) None of the execution of this Agreement, shareholder approval of this Agreement or consummation of the Transaction will (A) except as Previously Disclosed, entitle any employees of Rancho Bank to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans, (C) result in any breach or violation of, or a default under, any of the Benefit Plans or (D) result in any payment that would be a “parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

(viii) All required reports and descriptions (including but not limited to Form 5500 annual reports and required attachments, Forms 1099-R, summary annual reports, Forms PBGC-1 and summary plan descriptions) have been filed or distributed appropriately with respect to each Benefit Plan. All required tax filings with respect to each Benefit Plan have been made, and any taxes due in connection with such filings have been paid.

(ix) The assets ascribed to Rancho Bank’s Bank Owned Life Insurance policies Previously Disclosed are solely the assets of Rancho Bank and the value of such assets as of the Effective Time shall exceed the liabilities for all of the Rancho Bank Executive Retirement Plan Agreements entered into pursuant to the Rancho Bank Executive Retirement Plan, as Previously Disclosed.

(x) Rancho Bank has properly accrued for its obligations with respect to all of the Rancho Bank Executive Retirement Plan Agreements entered into pursuant to the Rancho Bank Executive Retirement Plan and the aggregate amount accrued as of Closing Date shall equal or exceed the aggregate amount of Rancho Bank’s liabilities with respect to such obligations as of such date.

(xi) Rancho Bank has accrued and shall continue to accrue until the Effective Time for Rancho Bank’s senior management incentive bonuses.

(n) Labor Matters. Rancho Bank is not a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Rancho Bank the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Rancho Bank to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it pending or, to Rancho Bank’s knowledge, threatened, nor is Rancho Bank aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

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(o) Environmental Matters.

(i) Rancho Bank is in compliance with applicable Environmental Laws; (ii) to Rancho Bank’s knowledge, no real property (including buildings or other structures) currently or formerly owned or operated by Rancho Bank, or any property in which Rancho Bank has held a security interest, Lien or a fiduciary or management role (“Rancho Bank Loan Property”), has been contaminated with, or has had any release of, any Hazardous Substance except in compliance with Environmental Laws; (iii) Rancho Bank could not be deemed the owner or operator of, nor has it participated in the management regarding Hazardous Substances of, any Rancho Bank Loan Property which has been contaminated with, or has had any release of, any Hazardous Substance except in compliance with Environmental Laws; (iv) Rancho Bank does not have any liability for any Hazardous Substance disposal or contamination on any third party property; (v) Rancho Bank has not received any notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law; (vi) Rancho Bank is not subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law; (vii) to Rancho Bank’s knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving Rancho Bank, any currently or formerly owned or operated property, or any Rancho Bank Loan Property, that could reasonably be expected to result in any claims, liability or investigations against Rancho Bank, result in any restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any Rancho Bank Loan Property; and (viii) Rancho Bank has Previously Disclosed and made available to Parent copies of all environmental reports or studies, sampling data, correspondence and filings in its possession or reasonably available to it relating to Rancho Bank and any currently or formerly owned or operated property.

As used herein, the term “Environmental Laws” means any federal, state or local law, regulation, order, decree, permit, authorization, opinion or agency requirement relating to: (A) the protection or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) wetlands, indoor air, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance; and the term “Hazardous Substance” means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law, (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon or (C) any other substance which is the subject of regulatory action by any Governmental Authority in connection with any Environmental Law.

(p) Tax Matters.

(i) (A) All Tax Returns that are required to be filed on or before the Effective Date (taking into account any extensions of time within which to file which have not expired) by or with respect to Rancho Bank, have been or will be timely filed on or before the Effective Date, (B) all such Tax Returns are or will be true and complete in all material respects, (C) all Taxes shown to be due on the Tax Returns referred to in clause (A) have been or will be timely paid in full and all other Taxes that are imposed on Rancho Bank and that have due dates on or before the Effective Date have or will be paid, (D) except as Previously Disclosed, the Tax Returns referred to in clause (A) have been examined by the IRS or the appropriate Tax authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (E) all deficiencies asserted or assessments made as a result of examinations conducted by any taxing authority have been paid in full, (F) no material issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (A) are currently pending and (G) Rancho Bank has not waived any statutes of limitation with respect to any Taxes of Rancho Bank, other than waivers that have expired without extension.

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(ii) Rancho Bank has made available to Parent true and correct copies of the United States federal and state income Tax Returns filed by Rancho Bank for each of the three most recent fiscal years for which such returns have been filed.

(iii) Rancho Bank does not have any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by the Rancho Bank Financial Statements filed prior to the date hereof in excess of the amounts accrued or subject to a reserve with respect thereto that are reflected in the financial statements included in the Rancho Bank Financial Statements filed on or prior to the date hereof.

(iv) Rancho Bank is not a party to any Tax allocation, a Tax sharing agreement, or a Tax indemnity agreement; Rancho Bank is not and has not been a member of an affiliated group filing consolidated or combined Tax Returns; and Rancho Bank is not otherwise liable for the Taxes of any other Person.

(v) No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any taxing authority with respect to Rancho Bank.

(vi) Rancho Bank does not maintain any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

(vii) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the Transaction. All Taxes that Rancho Bank is or was required by law to withhold or collect (including sales tax and amounts required to be withheld or collected in connection with any amount paid to any employee, independent contractor, creditor, stockholder or any other third party) have been duly withheld or collected and, to the extent required by applicable law, have been paid to the proper Governmental Authority or other Person.

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(viii) To Rancho Bank’s knowledge, there are no threatened audits, investigations, proceedings or claims against Rancho Bank for or relating to Taxes, and there are no matters under discussion with any taxing or other Governmental Authority with respect to Taxes, that, in each case, in the reasonable judgment of Rancho Bank or its tax advisors, is likely to result in a material additional amount of Taxes for which Rancho Bank is or would be liable. No officer or employee of Rancho Bank responsible for Tax matters of Rancho Bank, expects any Governmental Authority to assess any additional Taxes with respect to Rancho Bank for any period for which Tax Returns have been filed.

(ix) No claim has been made in the last four years by a Governmental Authority in a jurisdiction with respect to which Rancho Bank does file Tax Returns that Rancho Bank is or may be required to file Tax Returns or is or may be subject to Tax by that jurisdiction.

(x) Rancho Bank is not and has never been an S Corporation.

(q) Risk Management Instruments. Rancho Bank is not a party nor has it agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on Rancho Bank’s balance sheet and is a derivatives contract (including various combinations thereof) (each, a “Derivatives Contract”) nor does Rancho Bank own securities that (i) are referred to generically as “structured notes,” “high risk mortgage derivatives,” “capped floating rate notes” or “capped floating rate mortgage derivatives” or (ii) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

(r) Loans; Nonperforming and Classified Assets.

(i) Each loan on the books and records of Rancho Bank (each a “Loan” and collectively, the “Loans”) was made and has been serviced in all material respects in accordance with their customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and, to the knowledge of Rancho Bank, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor’s rights or by general equity principles.

(ii) Rancho Bank has Previously Disclosed as to Rancho Bank as of the latest practicable date prior to the date of this Agreement: (A) any written or, to Rancho Bank’s knowledge, oral Loan under the terms of which the obligor is 60 or more days delinquent in payment of principal or interest, or to Rancho Bank’s knowledge, in default of any other material provision thereof; (B) each Loan which has been classified as “substandard,” “doubtful,” “loss” or “special mention” (or words of similar import) by Rancho Bank, or an applicable regulatory authority (it being understood that no representation is being made that the FDIC or the DFI would agree with the loan classifications established by Rancho Bank); (C) a listing of the OREO acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof; and (D) each Loan with any director, executive officer or five percent or greater shareholder of Rancho Bank, or to the knowledge of Rancho Bank, any Person controlling, controlled by or under common control with any of the foregoing.

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(s) Properties. All real and personal property owned by Rancho Bank or presently used by it in its business is sufficient to carry on its business in the ordinary course of business consistent with its past practices. Rancho Bank has good and marketable title free and clear of all Liens to all of the material properties and assets, real and personal, reflected on the balance sheet of Rancho Bank as of December 31, 2005 included in the Rancho Bank Financial Statements or acquired after such date, other than properties sold by Rancho Bank in the ordinary course of business, except (i) Liens for current taxes and assessments not yet due or payable (ii) pledges to secure deposits and other Liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, that would not be expected to have a Material Adverse Effect with respect to Rancho Bank and (iv) as reflected on the balance sheet of Rancho Bank as of December 31, 2005 included in the Rancho Bank Financial Statements. All real and personal property which is material to Rancho Bank’s business and leased or licensed by Rancho Bank is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

(t) Intellectual Property. Rancho Bank owns or possesses valid and binding licenses and other rights to use without payment of any material amount all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in its businesses, all of which have been Previously Disclosed by Rancho Bank, and Rancho Bank has not received any notice of conflict with respect thereto that asserts the right of others. Rancho Bank has performed in all material respects all the obligations required to be performed by it and is not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing. Schedule 5.03(t) of Rancho Bank’s Disclosure Schedule sets forth a list of all software programs, licenses or systems that are used in the operation of the business of Rancho Bank, and provides information as to the party that owns or licenses such software or system and the terms thereof.

(u) Fiduciary Accounts. Rancho Bank has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. Neither Rancho Bank, nor any of its directors, officers or employees, has committed any breach of trust with respect to any fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

(v) Books and Records. The books and records of Rancho Bank have been fully, properly and accurately maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of Rancho Bank.

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(w) Insurance. Rancho Bank has Previously Disclosed all of the material insurance policies, binders, or bonds currently maintained by Rancho Bank (“Insurance Policies”). Rancho Bank is insured with reputable insurers against such risks and in such amounts as the management of Rancho Bank reasonably have determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect; Rancho Bank is not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

(x) Allowance For Loan Losses. Rancho Bank’s allowance for loan losses is, and shall be as of the Effective Date, in compliance with Rancho Bank’s existing methodology for determining the adequacy of its allowance for loan losses as well as the standards established by applicable Governmental Authorities and the Financial Accounting Standards Board and is and shall be adequate under all such standards.

(y) Transactions With Affiliates. All “covered transactions” between Rancho Bank and an “affiliate” within the meaning of Sections 23A and 23B of the Federal Reserve Act have been in compliance with such provisions.

(z) Required Vote; Anti-takeover Provisions.

(i) The affirmative vote of the holders of a majority of the issued and outstanding shares of Rancho Bank is necessary to approve this Agreement and the Transaction on behalf of Rancho Bank. No other vote of the stockholders of Rancho Bank is required by law, the Rancho Bank Articles, the Rancho Bank Bylaws or otherwise to approve this Agreement, the Agreement of Merger, the Agreement and Plan of Merger and Liquidation and the Transaction.

(ii) Based on the representation and warranty of Parent and Vineyard contained in Section 5.04(i), no “control share acquisition,” “business combination moratorium,” “fair price” or other form of antitakeover statute or regulation is applicable to this Agreement, the Agreement of Merger, the Agreement and Plan of Merger and Liquidation or the Transaction.

(aa) Fairness Opinion. The Rancho Bank Board has received the opinion of Sandler O’Neill & Partners, L.P., to the effect that as of the date hereof, the Merger Consideration is fair from a financial point of view to the holders of Rancho Bank Common Stock.

(bb) Transactions in Securities.

(i) All offers and sales of Rancho Bank Common Stock by Rancho Bank were at all relevant times exempt from or complied with the registration requirements of the Securities Act.

(ii) Neither Rancho Bank nor, to Rancho Bank’s knowledge, (a) any director or executive officer of Rancho Bank, (b) any person related to any such director or officer by blood, marriage or adoption and residing in the same household and (c) any person who has been knowingly provided material nonpublic information by any one or more of these persons, has purchased or sold, or caused to be purchased or sold, any shares of Rancho Bank Common Stock or other securities issued by Rancho Bank (i) during any period when Rancho Bank or such person was in possession of material nonpublic information or (ii) in violation of any applicable provision of the Exchange Act and the rules and regulations thereunder.

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(cc) Disclosure. The representations and warranties contained in this Section 5.03, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

5.04 Representations and Warranties of Parent and Vineyard Bank. Subject to Sections 5.01 and 5.02, Parent and Vineyard Bank hereby represent and warrant to Rancho Bank as follows:

(a) Organization, Standing and Authority.

(i) Parent is duly organized, validly existing and in good standing under the laws of the State of California. Parent is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Parent has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

(ii) Merger Subsidiary will be at the Effective Time a corporation duly organized, validly existing and in good standing under the laws of the State of California . Following the organization of Merger Subsidiary, Vineyard Bank will own all of the outstanding equity securities of Merger Subsidiary. Merger Subsidiary will not engage in any business other than in connection with the transactions contemplated by this Agreement and the Agreement of Merger, and Merger Subsidiary will have no material obligations or liabilities other than its obligations hereunder and in the Agreement of Merger.

(b) Vineyard Bank.

(i) Vineyard Bank has been duly organized and is validly existing in good standing under the laws of the State of California (or, to the extent Vineyard Bank’s conversion to a national bank has been consummated, Vineyard Bank will be in good standing under the laws of the United States) and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. Vineyard Bank is duly licensed by the DFI (or, to the extent Vineyard Bank’s conversion to a national bank has been consummated, Vineyard Bank will be duly licensed by the OCC) and its deposits are insured by the FDIC in the manner and to the maximum extent provided by law.

(ii) As of the date hereof, except as Previously Disclosed, (A) Parent owns, directly or indirectly, all the issued and outstanding equity securities of Vineyard Bank, (B) no equity securities of Vineyard Bank are or may become required to be issued (other than to Parent) by reason of any Right or otherwise, (C) there are no contracts, commitments, understandings or arrangements by which Vineyard Bank is or may be bound to sell or otherwise transfer any of its equity securities (other than to Parent or any of its wholly-owned Subsidiaries) and (D) there are no contracts, commitments, understandings, or arrangements relating to Parent’s right to vote or to dispose of such securities.

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(c) Corporate Power. Each of Parent and Vineyard Bank has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets. Each of Parent and Vineyard Bank has, and at the Effective Time, Merger Subsidiary will have, the corporate power and authority to execute, deliver and perform its respective obligations under this Agreement, the Agreement of Merger and the Agreement and Plan of Merger and Liquidation, as applicable, and to consummate the Transaction, subject to the receipt of all necessary approvals of Governmental Authorities.

(d) Corporate Authority. This Agreement, the Agreement of Merger, the Agreement and Plan of Merger and Liquidation and the Transaction have been authorized by all necessary corporate action of Parent, the Parent Board, Vineyard Bank, the Vineyard Bank Board and, following its organization, will be authorized by Merger Subsidiary and the board of directors of Merger Subsidiary. This Agreement has been duly executed and delivered by Parent and Vineyard Bank and, assuming due authorization, execution and delivery by Rancho Bank, this Agreement is a valid and legally binding agreement of Parent and Vineyard Bank enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(e) Regulatory Approvals; No Defaults.

(i) Except as Previously Disclosed, no consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Parent or any of its Subsidiaries in connection with the execution, delivery or performance by Parent, Vineyard Bank or Merger Subsidiary, as applicable, of this Agreement, the Agreement of Merger and the Agreement and Plan of Merger and Liquidation, or to consummate the Transaction, except for (A) filings of applications or notices with, and approvals or waivers by, the FDIC, the DFI or the OCC and the Federal Reserve Board, as required, and (B) the filing of the Agreement of Merger with the Secretary of the State of the State of California, and (C) the filing of the Agreement and Plan of Merger and Liquidation with the Secretary of State of the State of California and the DFI or the OCC, as required. As of the date hereof, Parent is not aware of any reason why the approvals or waivers set forth above and referred to in Section 7.01(b) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

(ii) Subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in the preceding paragraph and expiration of the related waiting periods, the execution, delivery and performance of this Agreement, the Agreement of Merger and the Agreement and Plan of Merger and Liquidation by Parent, Vineyard Bank and Merger Subsidiary, as applicable, and the consummation of the Transaction do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Parent or of any of its Subsidiaries or to which Parent or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or bylaws (or similar governing documents) of Parent or any of its Subsidiaries or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

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(f) Financial Reports and Securities Documents; Material Adverse Effect.

(i) Parent’s Annual Report on Form 10-K for the year ended December 31, 2005 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it subsequent to December 31, 2005 with the SEC (collectively, Parent’s “Securities Documents”), as of the date filed or to be filed, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date; and each of the consolidated balance sheets contained in or incorporated by reference into any such Securities Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the consolidated financial position of Parent and its Subsidiaries as of its date, and each of the consolidated statements of income and changes in stockholders’ equity and cash flows or equivalent statements in such Securities Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the consolidated results of operations, changes in stockholders’ equity and cash flows, as the case may be, of Parent and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein.

(ii) Since December 31, 2005, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect on Parent or Vineyard Bank.

(g) Litigation. No litigation, claim or other proceeding before any court or governmental agency is pending against Parent or its Subsidiaries and, to Parent’s knowledge, no such litigation, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, claim or other proceeding, except for such litigation, claim or other proceeding which in the good faith judgment of Parent and Vineyard Bank will not have a Material Adverse Effect on Parent or Vineyard Bank. Neither Parent nor any of its Subsidiaries is a party to any order, judgment or decree which in the good faith judgment of Parent and Vineyard Bank will have a Material Adverse Effect on Parent or Vineyard Bank.

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(h) Regulatory Matters.

(i) Neither Parent nor any of its Subsidiaries nor any of their respective properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it (collectively, the “Parent Regulatory Authorities”).

(ii) Neither Parent nor any of its Subsidiaries has been advised by, nor does it have any knowledge of facts which could give rise to an advisory notice by, any Parent Regulatory Authority that such Parent Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

(iii) The most recent regulatory rating given to Vineyard Bank as to compliance with the Community Reinvestment Act is “satisfactory.” To the knowledge of Parent, since Vineyard Bank’s last regulatory examination of Community Reinvestment Act compliance, Vineyard Bank has not received any complaints as to Community Reinvestment Act compliance.

(i) Ownership of Rancho Bank Common Stock. Neither Parent nor any of its Subsidiaries, or to Parent’s knowledge, any of its other affiliates or associates (as such terms are defined under the Exchange Act), owns beneficially or of record, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, shares of Rancho Bank (other than shares held in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted).

(j) Financial Ability. Parent and/or Vineyard Bank have and will continue to have all funds necessary to consummate the Transaction and pay the aggregate Merger Consideration to holders of Rancho Bank Common Stock pursuant to Section 3.01 hereof.

(k) Disclosure. The representations and warranties contained in this Section 5.04, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.

ARTICLE VI

COVENANTS

6.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of Rancho Bank, Parent and Vineyard Bank agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Transaction as promptly as practicable and otherwise to enable consummation of the Transaction, including the satisfaction of the conditions set forth in Article VII hereof, and shall cooperate fully with the other party hereto to that end.

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6.02 Shareholder Approval. Rancho Bank agrees to take, in accordance with applicable law and the Rancho Bank Articles and the Rancho Bank Bylaws, all action necessary to convene as soon as reasonably practicable an annual or special meeting of its shareholders to consider and vote upon the approval of this Agreement, the Agreement of Merger, the Agreement and Plan of Merger and Liquidation and any other matters required to be approved by Rancho Bank’s shareholders for consummation of the Transaction (including any adjournment or postponement, the “Rancho Bank Meeting”). Except with the prior approval of Parent, which shall not be unreasonably withheld, no other matters shall be submitted for the approval of the Rancho Bank shareholders at the Rancho Bank Meeting other than the election of directors and the ratification of appointment of independent public accountants at an annual meeting. The Rancho Bank Board shall at all times prior to and during such meeting recommend such approval and shall take all reasonable lawful action to solicit such approval by its shareholders; provided that nothing in this Agreement shall prevent the Rancho Bank Board from withholding, withdrawing, amending or modifying its recommendation if the Rancho Bank Board determines, after consultation with its outside counsel, that such action is legally required in order for the directors to comply with their fiduciary duties to the Rancho Bank shareholders under applicable law; provided, further, that Section 6.06 shall govern the withholding, withdrawing, amending or modifying of such recommendation in the circumstances described therein.

6.03 Proxy Statement; Regulatory Filings.

(a) Rancho Bank agrees to promptly prepare and file with the DFI proxy materials which will be utilized in soliciting shareholder approval of this Agreement, the Agreement of Merger, the Agreement and Plan of Merger and Liquidation and the Transaction (the “Proxy Statement”) and to mail the Proxy Statement and an accompanying form of proxy to its shareholders promptly following the receipt of DFI approval. Rancho Bank shall provide Parent a reasonable opportunity to review the Proxy Statement and any amendments or supplements thereto prior to Rancho Bank’s distribution of such materials to the shareholders of Rancho Bank.

(b) Each of Parent and Rancho Bank agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Proxy Statement and any amendment or supplement thereto shall, at the date(s) of mailing to Rancho Bank’s stockholders and at the time of the Rancho Bank Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of Parent and Rancho Bank further agrees that if such party shall become aware prior to the Effective Date of any information furnished by such party that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other parties thereof and to take the necessary steps to correct the Proxy Statement.

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(c) Each of Parent, Vineyard Bank and Rancho Bank shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the Transaction; and any initial filings with Governmental Authorities shall be made by Parent as soon as reasonably practicable after the execution hereof. Each of Parent and Rancho Bank shall have the right to review in advance, and to the extent practicable each shall consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all written information submitted to any third party or any Governmental Authority in connection with the Transaction. In exercising the foregoing right, each of such parties agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it shall consult with the other parties hereto with respect to the obtaining of all permits, consents, approvals, waivers and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the Transaction, and each party shall keep the other parties apprised of the status of material matters relating to completion of the Transaction.

(d) Each party agrees, upon request, to furnish the other parties with all information concerning itself, its Subsidiaries, as applicable, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other parties or any of their Subsidiaries, as applicable, to any third party or Governmental Authority.

6.04 Press Releases. Rancho Bank and Parent shall consult with each other before issuing any press release with respect to the Transaction or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable under the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by law or the rules or regulations of the Nasdaq National Market or such other securities exchange on which the Parent Common Stock may be listed. Rancho Bank and Parent shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the Transaction as reasonably requested by the other party.

6.05 Access; Information.

(a) Rancho Bank agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford Parent and Parent’s officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties and personnel of Rancho Bank and to such other information relating to Rancho Bank as Parent may reasonably request and, during such period, it shall furnish promptly to Parent its customary internally prepared monthly financial statements, its monthly board reports and packages and all information concerning the business, properties and personnel of Rancho Bank as Parent may reasonably request.

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(b) Rancho Bank shall not be required to provide access to, or disclose, information where such access or disclosure would jeopardize any attorney-client privilege or contravene, any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. Rancho Bank will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(c) The parties acknowledge that Rancho Bank and Parent have previously executed a letter dated February 13, 2006 (the “Confidentiality Agreement”), which Confidentiality Agreement will continue in full force and effect in accordance with its terms, and which it is agreed shall apply also to Rancho Bank. Each of Parent and Rancho Bank will hold any “Confidential Information” (as defined in the Confidentiality Agreement) confidential in accordance with the terms of the Confidentiality Agreement.

6.06 Acquisition Proposals. Rancho Bank agrees that it shall not, and that it shall direct and use its reasonable best efforts to cause its directors, officers, employees, agents and representatives not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving Rancho Bank, or any purchase of all or substantially all of the assets of Rancho Bank or more than 10% of the outstanding equity securities of Rancho Bank (any such proposal or offer being hereinafter referred to as an “Acquisition Proposal”). Rancho Bank further agrees that it shall not, and that it shall direct and use its reasonable best efforts to cause its directors, officers, employees, agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent Rancho Bank or the Rancho Bank Board from (A) complying with its disclosure obligations under federal or state law; (B) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Rancho Bank Board receives from the Person so requesting such information an executed confidentiality agreement; (C) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal or (D) recommending such an Acquisition Proposal to the stockholders of Rancho Bank, if and only to the extent that, in each such case referred to in clause (B), (C) or (D) above, (i) the Rancho Bank Board determines in good faith (after consultation with outside legal counsel) that such action would be required in order for its directors to comply with their respective fiduciary duties under applicable law and (ii) the Rancho Bank Board determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction more favorable to Rancho Bank’s stockholders from a financial point of view than the Merger. An Acquisition Proposal which is received and considered by the Rancho Bank in compliance with this Section 6.06 and which meets the requirements set forth in clause (D) of the preceding sentence is herein referred to as a “Superior Proposal.” Rancho Bank agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposals. Rancho Bank agrees that it will notify Parent if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, Rancho Bank or any of its representatives.

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6.07 Certain Policies. Prior to the Effective Date, (i) Rancho Bank shall, consistent with GAAP, the rules and regulations of the SEC and applicable banking laws and regulations, modify or change its loan, OREO, accrual, reserve, tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Parent and/or Vineyard Bank and (ii) Rancho Bank shall record all merger-related expenses; provided, however, that no such modifications or changes need be made prior to the satisfaction of the conditions set forth in Section 7.01(b); and further provided that in any event, no accrual or reserve made by Rancho Bank pursuant to this Section 6.07 shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of Rancho Bank or its management with any such adjustments.

6.08 Indemnification.

(a) From and after the Effective Time through the sixth anniversary of the Effective Time, Parent (the “Indemnifying Party”) shall indemnify and hold harmless each present and former director, officer and employee of Rancho Bank, determined as of the Effective Time (the “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of or pertaining to the fact that he or she was a director, officer, employee, fiduciary or agent of Rancho Bank or is or was serving at the request of Rancho Bank as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including without limitation matters related to the negotiation, execution and performance of this Agreement or consummation of the Transaction, to the fullest extent which such Indemnified Parties would be entitled to indemnification under the Rancho Bank Articles and the Rancho Bank Bylaws, or any agreement, arrangement or undertaking which has been Previously Disclosed by Rancho Bank pursuant to this Section, in each case as in effect on the date hereof.

(b) Any Indemnified Party wishing to claim indemnification under this Section 6.08, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not actually prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction), (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent and (iv) the Indemnifying Party shall have no obligation hereunder in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable laws and regulations.

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(c) Prior to Effective Time, Parent shall cause the persons serving as directors and officers of Rancho Bank immediately prior to the Effective Time to be covered by the directors’ and officers’ liability insurance policy maintained by Rancho Bank for a period of three years after the Effective Time (provided that Parent may substitute therefore policies of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous than such policy or single premium tail coverage with policy limits equal to Rancho Bank’s existing coverage limits) with respect to acts or omissions occurring prior to the Effective Time which were committed by such directors and officers in their capacities as such, provided that in no event shall Parent be required to expend for any one year an amount in excess of 150% of the annual premium currently paid by Rancho Bank for such insurance (the “Insurance Amount”), and further provided that if Parent is unable to maintain or obtain the insurance called for by this Section 6.08(c) as a result of the preceding provision, Parent shall use its reasonable best efforts to obtain the most advantageous coverage as is available for the Insurance Amount.

(d) If Parent or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successor and assign of Parent shall assume the obligations set forth in this Section 6.08.

(e) The provisions of this Section 6.08 are intended to be for the benefit of, and shall be enforceable by each of the officers and directors of Rancho Bank and their respective heirs and personal representatives.

6.09 Benefit Plans.

(a) As soon as administratively practicable after the Effective Time, Parent shall take all reasonable action so that employees of Rancho Bank shall be entitled to participate in each employee benefit plan, program or arrangement of Parent of general applicability (the “Parent Benefit Plans”) to the same extent as similarly-situated employees of Parent and its Subsidiaries (it being understood that inclusion of the employees of Rancho Bank in the Parent Benefit Plans may occur at different times with respect to different plans), provided, however, that nothing contained herein shall require Parent or any of its Subsidiaries to make any grants to any former employee of Rancho Bank under any discretionary equity compensation plan of Parent. Parent shall cause each Parent Benefit Plan in which employees of Rancho Bank are eligible to participate to recognize, for purposes of determining eligibility to participate in, the vesting of benefits and for all other purposes (but not for accrual of pension benefits) under the Parent Benefit Plans, the service of such employees with Rancho Bank to the same extent as such service was credited for such purpose by Rancho Bank, provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Nothing herein shall limit the ability of Parent to amend or terminate any of Rancho Bank’s Benefit Plans in accordance with their terms at any time.

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(b) At and following the Effective Time, Parent shall honor, and the Surviving Corporation shall continue to be obligated to perform, in accordance with their terms, subject to applicable regulatory requirements and the terms of the waiver agreements, the forms of which are set forth in Annexes I, J and K hereto, all benefit obligations to, and contractual rights of, current and former employees of Rancho Bank existing as of the Effective Date, as well as all employment, severance, deferred compensation, split dollar, supplemental retirement or “change-in-control” agreements, plans or policies of Rancho Bank which are Previously Disclosed; provided, however, that Rancho Bank shall not be obligated to pay more than $2.8 million for any severance payments under the Employment Agreements of John Giambi, dated June 28, 1989, Susan M. Tyra, dated January 16, 1990, Christine M. Rodgers, dated July 1, 2004, in each case as amended, and under the Rancho Bank Retirement Plan for Directors, which are payable in the event of such change-in-control. The severance or termination payments which are payable pursuant to such agreements, plans or policies of Rancho Bank shall be subject to mutual releases, in a form acceptable to Vineyard Bank, between each of the individuals receiving such payments and Vineyard Bank.

(c) At such time as employees of Rancho Bank become eligible to participate in a medical, dental or health plan of Parent or its Subsidiaries, Parent shall cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions would otherwise apply to employees covered under the applicable medical, health or dental plans of Parent or its Subsidiaries, (ii) provide full credit for any deductibles, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries under the Employee Plans during the calendar year prior to such participation and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time to the extent such employee had satisfied any similar limitation or requirement under an analogous Plan prior to the Effective Time.

(d) The Rancho Bank ESOP shall be terminated immediately prior to the Effective Time. The aggregate Merger Consideration received by the Rancho Bank ESOP trustee shall be allocated to the Rancho Bank ESOP participants in accordance with the terms of the Rancho Bank ESOP and applicable laws as soon as practicable after the Effective Time. In connection with the termination of the Rancho Bank ESOP, Rancho Bank shall promptly apply to the IRS for a favorable determination letter on the tax-qualified status of the Rancho Bank ESOP on termination and any amendments made to the Rancho Bank ESOP in connection with its termination or otherwise, if such amendments have not previously received a favorable determination letter from the IRS with respect to their qualification under Section 401(a) of the Code. Any amendments to the Rancho Bank ESOP requested by the IRS prior to the Effective Time shall be adopted by Rancho Bank and any amendments requested by the IRS after the Effective Time shall be promptly adopted by Rancho Bank or Vineyard Bank, as applicable. Any and all distributions from the Rancho Bank ESOP after its termination shall be made consistent with the aforementioned determination letter from the IRS. Prior to the Effective Time, Rancho Bank shall make contributions to the Rancho Bank ESOP consistent with past practices.

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(e) Each of Rancho Bank’s Bank Owned Life Insurance policies and the Rancho Bank Executive Retirement Plan and all related Rancho Bank Executive Retirement Plan agreements shall terminate immediately prior to the Effective Time.

(f) Concurrently with the execution of this Agreement, each of John G. Giambi, Susan Tyra and Christine Rodgers shall enter into an employment agreement (the “Employment Agreement”) with Parent and Vineyard Bank, to be effective as of the Effective Time, with the terms and in the forms which are set forth in Annexes F, G, and H hereto, respectively.

(g) Concurrently with the execution of this Agreement, John G. Giambi shall enter into a waiver and agreement to enter into a restrictive covenant pursuant to merger with Rancho Bank, and Susan Tyra and Christine Rodgers shall enter into a waiver agreement with Rancho Bank, in each case to be effective as of the Effective Time, with the terms and in the forms which are set forth in Annexes I, J and K hereto, respectively (collectively, the “Waiver Agreements”). Mr. Giambi’s Waiver Agreement shall include as an appendix a non-competition agreement, which shall be entered into with Parent, Vineyard Bank, and Rancho Bank to be effective as of the Effective Time, with the terms and in the form set forth as Appendix A to Annex I.

(h) An employee of Rancho Bank (other than an employee who is a party to an employment agreement or a severance agreement) whose employment is involuntarily terminated other than for cause following the Effective Time but on or before December 31, 2006, shall be entitled to receive severance payments as Previously Disclosed.

6.10 Notification of Certain Matters. Each of Rancho Bank and Parent shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to Rancho Bank with respect to Parent and Vineyard Bank or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

6.11 Merger Subsidiary. Immediately prior to the Effective Time and subject to the receipt of any required approval of a Governmental Authority, Vineyard Bank shall cause Merger Subsidiary to be organized. Following the organization of Merger Subsidiary, Vineyard Bank shall (i) cause Merger Subsidiary to execute and deliver the Agreement of Merger and take all necessary action to complete the Merger, subject to the terms and conditions hereof and in the Agreement of Merger, and (ii) adopt and ratify the Agreement of Merger in its capacity as the sole shareholder of Merger Subsidiary.

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6.12 Estoppel Letters. Rancho Bank shall use its commercially reasonable efforts to obtain and deliver to Parent at the Closing with respect to all real estate (i) owned or leased by Rancho Bank, an estoppel letter dated as of the Closing in the form of Annex D from all tenants and (ii) leased by Rancho Bank, an estoppel letter dated as of the Closing in the form of Annex E from all lessors.

6.13 Vendor Contracts. Rancho Bank shall cooperate with and use all commercially reasonable efforts after the receipt of all regulatory approvals as provided in Section 7.01(b) to assist Parent in (i) gaining access to and obtaining any required consents from all of its third-party vendors, landlords of all of the Rancho Bank’s leased properties and other parties to material agreements, promptly after the date of this Agreement, and (ii) obtaining the cooperation of such third parties in a smooth transition in accordance with Parent’s timetable at or after the Effective Time. Prior to the Effective Date but in no event earlier than the date whereby all of the conditions set forth in Section 7.01(b) are satisfied, Rancho Bank shall send notices to the vendors previously identified by Parent in writing notifying such vendors of Rancho Bank’s intention to terminate their respective contracts as of the Closing. Rancho Bank shall cooperate with Parent in minimizing the extent to which any contracts will continue in effect following the Effective Time. To the extent the Transaction is not consummated, in no event shall Rancho Bank be responsible for the payment of any termination fees for any of Rancho Bank’s vendor contracts or leases which are terminated pursuant to Rancho Bank’s performance of its obligations under this Agreement.

6.14 Parent and Vineyard Capital Adequacy. No later than 60 calendar days after the date of this Agreement, and thereafter through the Effective Date, Parent and Vineyard Bank shall both have sufficient capital pursuant to the applicable capital adequacy regulations and guidelines of the Parent Regulatory Authorities both before and after the consummation of the Transaction to obtain all necessary approvals or waivers of the Parent Regulatory Authorities to consummate the Transaction without any requirement by any Parent Regulatory Authority to raise any additional capital prior to consummating the Transaction, unless such requirement to raise additional capital relates to the financial condition, results of operations or business of Rancho Bank.

ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE MERGER

7.01 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each of the parties hereto to consummate the Merger is subject to the fulfillment or, to the extent permitted by applicable law, written waiver by the parties hereto prior to the Closing Date of each of the following conditions:

(a) Shareholder Approval. This Agreement shall have been duly approved by the requisite vote of the holders of outstanding shares of Rancho Bank Common Stock.

(b) Regulatory Approvals. All regulatory approvals or waivers required to consummate the Transaction shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which the Parent Board reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the Transaction to such a degree that Parent would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof.

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(c) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Transaction.

(d) Employment Agreements. Neither Parent nor Vineyard Bank shall have received a written notice of revocation with respect to all or any part of any of the Employment Agreements within seven (7) calendar days after their execution.

7.02 Conditions to Obligation of Rancho Bank. The obligation of Rancho Bank to consummate the Merger is also subject to the fulfillment or written waiver by Rancho Bank prior to the Closing Date of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Vineyard Bank set forth in this Agreement, subject in all cases to the standard set forth in Section 5.02, shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Rancho Bank shall have received a certificate, dated the Effective Date, signed on behalf of Parent and Vineyard Bank by the Chief Executive Officer and the Chief Financial Officer of both Parent and Vineyard Bank to such effect.

(b) Performance of Obligations of Parent and Vineyard Bank. Parent and Vineyard Bank shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and Rancho Bank shall have received a certificate, dated the Effective Date, signed on behalf of Parent and Vineyard Bank by the Chief Executive Officer and the Chief Financial Officer of both Parent and Vineyard Bank to such effect.

(c) Other Actions. Parent and Vineyard Bank shall have furnished Rancho Bank with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.01 and 7.02 as Rancho Bank may reasonably request.

7.03 Conditions to Obligations of Parent and Vineyard Bank. The obligations of Parent and Vineyard Bank to consummate the Merger are also subject to the fulfillment or written waiver by Parent prior to the Closing Date of each of the following conditions:

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(a) Representations and Warranties. The representations and warranties of Rancho Bank set forth in this Agreement, subject in all cases to the standard set forth in Section 5.02, shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Parent shall have received a certificate, dated the Effective Date, signed on behalf of Rancho Bank by the Chief Executive Officer and the principal financial officer of Rancho Bank to such effect.

(b) Performance of Obligations of Rancho Bank. Rancho Bank shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Parent shall have received a certificate, dated the Effective Date, signed on behalf of Rancho Bank by the Chief Executive Officer and the principal financial officer of Rancho Bank to such effect.

(c) Director Waivers. Each director of Rancho Bank shall have waived his or her right to health insurance subsidies pursuant to Section 3.5 of the Rancho Bank Retirement Plan for Directors.

(d) Other Actions. Rancho Bank shall have furnished Parent with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.01 and 7.03 as Parent may reasonably request.

ARTICLE VIII

TERMINATION

8.01 Termination. This Agreement may be terminated, and the Transaction may be abandoned:

(a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of Parent, Vineyard Bank and Rancho Bank if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

(b) Breach. At any time prior to the Effective Time, by Parent and Vineyard Bank on the one hand or Rancho Bank on the other hand, if their Board of Directors so determines by vote of a majority of the members of their entire Board, in the event of: (i) a breach by Parent and Vineyard Bank on the one hand or Rancho Bank on the other hand, as the case may be, of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach; or (ii) a breach by Parent and Vineyard Bank on the one hand or Rancho Bank on the other hand, as the case may be, of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach, which breach (whether under (i) or (ii)) would be reasonably expected, individually or in the aggregate with other breaches, to result in a Material Adverse Effect with respect to Rancho Bank on the one hand or Parent and Vineyard Bank on the other hand; provided, however, that a breach of Section 6.14 by Parent and Vineyard Bank shall be deemed to have a Material Adverse Effect with respect to Parent and Vineyard Bank and that at any time after giving written notice of such breach to Parent and Vineyard Bank, Rancho Bank may terminate this Agreement pursuant to this Section 8.01(b) without providing Parent and Vineyard Bank 30 days to cure such breach.

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(c) Delay. At any time prior to the Effective Time, by Parent and Vineyard Bank on the one hand or Rancho Bank on the other hand, if their Board of Directors so determines by vote of a majority of the members of their entire Board, in the event that the Transaction is not consummated by October 31, 2006, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of (i) the party seeking to terminate pursuant to this Section 8.01(c) or (ii) any of the Shareholders (if Rancho Bank is the party seeking to terminate), which action or inaction is in violation of its obligations under this Agreement or, in the case of the Shareholders, his, her or its obligations under the relevant Shareholder Agreement.

(d) No Regulatory Approval. By Parent and Vineyard Bank on the one hand or Rancho Bank on the other hand, if their Board of Directors so determines by a vote of a majority of the members of their entire Board, in the event the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority; provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.01(d) if such denial shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein.

(e) No Shareholder Approval. By either Parent and Vineyard Bank on the one hand or Rancho Bank on the other hand, if any approval of the stockholders of Rancho Bank contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the Rancho Bank Meeting or at any adjournment or postponement thereof.

(f) Failure to Recommend. At any time prior to Rancho Bank Meeting, by Parent and Vineyard Bank if (i) Rancho Bank shall have breached Section 6.06 in any respect materially adverse to Parent and Vineyard Bank, (ii) the Rancho Bank Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Parent and Vineyard Bank or (iii) Rancho Bank shall have materially breached its obligations under Section 6.02 by failing to call, give notice of, convene and hold the Rancho Bank Meeting in accordance with Section 6.02.

(g) Certain Tender or Exchange Offers. By Parent if a tender offer or exchange offer for 20% or more of the outstanding shares of Rancho Bank Common Stock is commenced (other than by Parent or a Subsidiary thereof), and the Rancho Bank Board recommends that the stockholders of Rancho Bank tender their shares in such tender or exchange offer or otherwise fails to recommend that such stockholders reject such tender offer or exchange offer within the ten-Business Day period specified in Rule 14e-2(a) under the Exchange Act.

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(h) Superior Proposal. At any time prior to the Rancho Bank Meeting, by Rancho Bank in order to concurrently enter into an acquisition agreement or similar agreement with respect to a Superior Proposal which has been received and considered by Rancho Bank and the Rancho Bank Board in compliance with Section 6.06 hereof, provided, however, that this Agreement may be terminated by Rancho Bank pursuant to this Section 8.01(h) only after the fifth Business Day following Rancho Bank’s provision of written notice to Parent advising Parent that the Rancho Bank Board is prepared to accept a Superior Proposal, and only if, during such five-Business Day period, Parent does not, in its sole discretion, make an offer to Rancho Bank that the Rancho Bank Board determines in good faith, after consultation with its financial and legal advisors, is at least as favorable as the Superior Proposal.

8.02 Effect of Termination and Abandonment.

(a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except as set forth in this Section 8.02 and Section 9.01.

(b) If this Agreement is terminated by either Parent or Vineyard Bank due to a breach of a representation, warranty, covenant or agreement as provided in Section 8.01(b), Rancho Bank shall promptly pay $1.0 million to Parent, plus the expenses of Parent and Vineyard Bank (up to $250,000), without prejudice to any other rights or remedies as may be available to Parent and Vineyard Bank, including without limitation any rights under Section 8.02(d) below.

(c) If this Agreement is terminated by Rancho Bank due to a breach of a representation, warranty, covenant or agreement as provided in Section 8.01(b), Parent shall promptly pay $1.0 million to Rancho Bank, plus the expenses of Rancho Bank (up to $250,000), without prejudice to any other rights or remedies as may be available to Rancho Bank.

(d) In recognition of the efforts, expenses and other opportunities foregone by Parent while structuring and pursuing the Merger, the parties hereto agree that Rancho Bank shall pay Parent the sum of $2.45 million (the “Termination Fee”) if this Agreement is terminated as follows:

(i) if this Agreement is terminated by Parent pursuant to Section 8.01(f) or (g) or by Rancho Bank pursuant to Section 8.01(h), in either of which case payment shall be made to Parent on the second Business Day following the termination of this Agreement; or

(ii) if (x) this Agreement is terminated by (A) Parent pursuant to Section 8.01(b), (B) by either Parent or Rancho Bank pursuant to Section 8.01(c) and at the time of such termination no vote of Rancho Bank shareholders contemplated by this Agreement at the Rancho Bank Meeting shall have occurred or (C) by either Parent or Rancho Bank pursuant to Section 8.01(e), and in the case of any termination pursuant to clause (A), (B) or (C), an Acquisition Proposal shall have been publicly announced or otherwise communicated or made known to the senior management of Rancho Bank or the Rancho Bank Board (or any Person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an Acquisition Proposal) at any time after the date of this Agreement and prior to the taking of the vote of the stockholders of Rancho Bank contemplated by this Agreement at the Rancho Bank Meeting, in the case of clause (C), or the date of termination, in the case of clause (A) or (B), and (y) within 15 months after such termination Rancho Bank enters into an agreement with respect to a Control Transaction (as defined below) or consummates a Control Transaction which is the subject of an Acquisition Proposal, then Rancho Bank shall pay to Parent the Termination Fee on the date of execution of such agreement or consummation of a Control Transaction which is the subject of an Acquisition Proposal, provided that if the date of execution of such agreement is after 9 months but within 15 months after such termination of this Agreement, the Termination Fee shall be payable by Rancho Bank to Parent only upon consummation of a Control Transaction which is the subject of an Acquisition Proposal, regardless whether such consummation occurs within 15 months after termination of this Agreement. As used in this Section 8.02(d)(ii), a

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Control Transaction” means the acquisition by purchase, merger, consolidation, sale, transfer or otherwise, in one transaction or any related series of transactions of a majority of the voting power of the outstanding securities of Rancho Bank or substantially all of the assets of Rancho Bank.

Any payment previously made to Parent pursuant to Section 8.02(b) shall be credited against any amount due under Section 8.02(d)(i) and any payment previously made to Parent pursuant to Section 8.02(b) or 8.02(d)(i) shall be credited against any amount due under this Section 8.02(d)(ii), such that in no event will the amount payable to Parent pursuant to Sections 8.02(b) and (d) exceed $2.45 million.

Any amount that becomes payable pursuant to this Section 8.02(d) shall be paid by wire transfer of immediately available funds to an account designated by Parent.

(e) Rancho Bank and Parent agree that the agreement contained in paragraph (d) of this Section 8.02 is an integral part of the transactions contemplated by this Agreement, that without such agreement Parent would not have entered into this Agreement and that such amounts do not constitute a penalty or liquidated damages in the event of a breach of this Agreement by Rancho Bank. If Rancho Bank fails to pay Parent the amounts due under paragraph (d) above within the time periods specified therein, Rancho Bank shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by Parent in connection with any action in which Parent prevails, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on the amount of any such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

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ARTICLE IX

MISCELLANEOUS

9.01 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than agreements or covenants contained herein that by their express terms are to be performed after the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.05(e), 8.02 and, excepting Section 9.12 hereof, this Article IX, which shall survive any such termination). Notwithstanding anything in the foregoing to the contrary, no representations, warranties, agreements and covenants contained in this Agreement shall be deemed to be terminated or extinguished so as to deprive a party hereto or any of its affiliates of any defense at law or in equity which otherwise would be available against the claims of any Person, including without limitation any shareholder or former shareholder.

9.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (i) waived, by the party benefited by the provision or (ii) amended or modified at any time, by an agreement in writing among the parties hereto executed in the same manner as this Agreement, except that after the Rancho Bank Meeting no amendment shall be made which by law requires further approval by the shareholders of Rancho Bank without obtaining such approval.

9.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

9.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California applicable to contracts made and to be performed entirely within such State.

9.05 Expenses. Except as otherwise provided in Section 8.02 hereof, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel, provided that nothing contained herein shall limit either party’s rights to recover any liabilities or damages arising out of the other party’s willful breach of any provision of this Agreement.

9.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to Rancho Bank to:

Rancho Bank
530 W. Bonita Avenue
San Dimas, California 91773
Attention: John G. Giambi, President
and Chief Executive Officer
Fax: (909) 394-0031

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With a copy to:

Manatt, Phelps & Phillips, LLP
11355 W. Olympic Boulevard
Los Angeles, California 90064
Attention: William T. Quicksilver, Esq.
Fax: (310) 312-4224

If to Parent or Vineyard Bank to:

Vineyard National Bancorp
1260 Corona Pointe Court
Corona, California 92879
Attention: Norman A. Morales, President
and Chief Executive Officer
Fax: (951) 278-0041

With a copy to:

Patton Boggs LLP
2550 M Street, NW
Washington, DC 20037
Attention: Norman B. Antin, Esq.
Jeffrey D. Haas, Esq.
Fax: (202) 457-6315

9.07 Entire Understanding; No Third Party Beneficiaries. This Agreement, the Agreement of Merger, the Agreement and Plan of Merger and Liquidation, the Shareholder Agreements and the Confidentiality Agreement represent the entire understanding of the parties hereto and thereto with reference to the Transaction, and this Agreement, the Agreement of Merger, the Agreement and Plan of Merger and Liquidation and the Shareholder Agreements supersede any and all other oral or written agreements heretofore made. Except as provided in Section 6.08 hereof, nothing in this Agreement is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.08 Severability. Except to the extent that application of this Section 9.08 would have a Material Adverse Effect on Rancho Bank or materially adversely affect the ability of Parent and Vineyard Bank to consummate the Transaction, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision that, insofar as practicable, implements the original purposes and intents of this Agreement.

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9.09 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

9.10 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever the words “as of the date hereof” are used in this Agreement, they shall be deemed to mean the day and year first above written.

9.11 Assignment. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.12 Alternative Structure. Notwithstanding any provision of this Agreement to the contrary, Parent may at any time modify the structure of the acquisition of Rancho Bank set forth herein, subject to the prior written consent of Rancho Bank, which consent shall not be unreasonably withheld or delayed, provided that (i) the Merger Consideration to be paid to the holders of Rancho Bank Common Stock is not thereby changed in kind or reduced in amount as a result of such modification and (ii) such modification will not materially delay or jeopardize receipt of any required approvals of Governmental Authorities.

[Signature Page to Follow]

47

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

VINEYARD NATIONAL BANCORP

By: _/s/ Norman A Morales__________
Name: Norman A. Morales
Title: President and Chief Executive Officer

By: _/s/ Richard S. Hagan____________
Name: Richard S. Hagan
Title: Secretary

VINEYARD BANK

By: _/s/ Norman A. Morales___________
Name: Norman A. Morales
Title: President and Chief Executive Officer

By: _/s/ Richard S. Hagan____________
Name: Richard S. Hagan
Title: Secretary

RANCHO BANK

By: _/s/ John G. Giambi______________
Name: John G. Giambi
Title: President and Chief Executive Officer

By: _/s/ Tamara Miller_______________
Name: Tamara Miller
Title: Secretary

48

ANNEX A

FORM OF
AGREEMENT OF MERGER

Agreement of Merger, dated as of ____________, 2006, by and between RANCHO BANK (“Rancho Bank”) and MERGER SUBSIDIARY (“Merger Subsidiary”).

WITNESSETH:

WHEREAS, Rancho Bank is a California-chartered commercial bank having its principal place of business in San Dimas, California; and

WHEREAS, Merger Subsidiary is a California-chartered corporation and a wholly owned subsidiary of Vineyard Bank (“Vineyard Bank”), which has its principal place of business in Rancho Cucamonga, California; and

WHEREAS, Vineyard National Bancorp, a California corporation (“Parent”), Vineyard Bank, and Rancho Bank have entered into an Agreement and Plan of Reorganization, dated as of April 19, 2006 (the “Agreement”), pursuant to which Merger Subsidiary will merge with and into Rancho Bank (the “Merger”); and

WHEREAS, Merger Subsidiary and Rancho Bank desire to merge on the terms and conditions herein provided.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings specified in the Agreement.

2. The Merger. Subject to the terms and conditions of this Agreement of Merger, at the Effective Time, Merger Subsidiary shall merge with and into Rancho Bank under the laws of the State of California. Rancho Bank shall be the surviving corporation of the Merger (the “Surviving Corporation”).

3. Articles of Incorporation and Bylaws. The Articles of Incorporation, as amended, and Bylaws of Rancho Bank in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation, until altered, amended or repealed in accordance with their terms and applicable law.

4. Name; Offices. The name of the Surviving Corporation shall be “Rancho Bank.” The main office of the Surviving Corporation shall be the main office of Rancho Bank immediately prior to the Effective Time. All branch offices of Rancho Bank which were in lawful operation immediately prior to the Effective Time shall continue to be the branch offices of the Surviving Corporation upon consummation of the Merger, subject to the opening or closing of any offices which may be authorized by Rancho Bank and applicable regulatory authorities after the date hereof.

5. Directors and Executive Officers. The directors and executive officers of the Surviving Corporation immediately after the Merger shall be the directors and executive officers of Vineyard Bank immediately prior to the Merger.

6. Effects of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the General Corporation Law of the State of California. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Merger Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of Merger Subsidiary shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

7. Effect on Shares of Stock.

(a) Rancho Bank. As of the Effective Time, each share of Rancho Bank Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into the right to receive $38.50, without interest, as set forth in the Agreement.

(b) Merger Subsidiary. At the Effective Time, by virtue of the Merger and without any action on the part of a holder of shares of Merger Subsidiary Common Stock, each share of Merger Subsidiary Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation.

8. Counterparts. This Agreement of Merger may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one agreement.

9. Governing Law. This Agreement of Merger shall be governed in all respects, including, but not limited to, validity, interpretation, effect and performance, by the laws of the State of California.

10. Amendment. Subject to applicable law, this Agreement of Merger may be amended, modified or supplemented only by written agreement of Merger Subsidiary and Rancho Bank at any time prior to the Effective Time, except that after the Rancho Bank Meeting, no amendment shall be made which by law requires further approval by the shareholders of Rancho Bank without obtaining such approval.

11. Waiver. Any of the terms or conditions of this Agreement of Merger may be waived at any time by whichever of the parties hereto is, or the shareholders of which are, entitled to the benefit thereof by action taken by the Board of Directors of such waiving party.

12. Assignment. This Agreement of Merger may not be assigned by any party hereto without the prior written consent of the other party.

13. Termination. This Agreement of Merger shall terminate upon the termination of the Agreement prior to the Effective Time in accordance with its terms.

14. Conditions Precedent. The obligations of the parties under this Agreement of Merger shall be subject to the satisfaction or waiver at or prior to the Closing of all of the conditions to the Merger set forth herein and in the Agreement.

15. Effectiveness of Merger. The Merger shall be effective at the date and time filed with California Secretary of State or as set forth in such filing.

[Signature Page to Follow]

IN WITNESS WHEREOF, each of Merger Subsidiary and Rancho Bank has caused this Agreement of Merger to be executed on its behalf by its duly authorized officers.

MERGER SUBSIDIARY

By: ____________________________
Name: Norman A. Morales
Title: President and Chief Executive Officer

By: _____________________________
Name: Richard S. Hagan
Title: Secretary

RANCHO BANK

By: _____________________________
Name: John G. Giambi
Title: President and Chief Executive Officer

By: _____________________________
Name: Tamara Miller
Title: Secretary

ANNEX B

FORM OF
AGREEMENT AND PLAN OF MERGER AND LIQUIDATION OF
RANCHO BANK
BY VINEYARD BANK

AGREEMENT AND PLAN OF MERGER AND LIQUIDATION agreed to this ___ day of _______________ 2006, between VINEYARD BANK, a national bank (“Vineyard Bank”), and RANCHO BANK, a California-chartered commercial bank ("Rancho Bank").

WHEREAS, Vineyard Bank owns all of the issued and outstanding capital stock of Rancho Bank; and

WHEREAS, Vineyard Bank wishes to approve, authorize, and consent to (i) the merger of Rancho Bank with and into Vineyard Bank pursuant to the National Bank Act and the rules and regulations of the Office of the Comptroller of the Currency thereunder and (ii) the voluntary liquidation of Rancho Bank in accordance with Section 332 of the Internal Revenue Code of 1986, as amended ("Code"), in connection with the consummation of the transactions contemplated by the related Agreement and Plan of Reorganization, dated as of April 19, 2006, among Vineyard National Bancorp, a California corporation, Vineyard Bank and Rancho Bank (“Plan of Merger”); and

WHEREAS, Merger Subsidiary, a California-chartered corporation and former subsidiary of Vineyard Bank, previously merged with and into Rancho Bank pursuant to the Plan of Merger and a related Agreement of Merger.

NOW, THEREFORE, the parties hereto agree as follows:

1. Vineyard Bank approves, authorizes, and consents to the merger and liquidation of Rancho Bank.

2. Following the consummation of this Agreement and Plan of Merger and Liquidation, Rancho Bank shall be liquidated in accordance with the provisions of Section 332 of the Code.

3. The officers of Rancho Bank are authorized and directed to distribute Rancho Bank's assets (subject to its liabilities) within one year in cancellation of its stock to Vineyard Bank, as owner of all of its issued and outstanding stock.

4. The officers of Rancho Bank are further authorized and directed to take all appropriate and necessary actions to liquidate Rancho Bank in accordance with the Code.

B-1

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger and Liquidation to be executed by their respective duly authorized officers as of the day and year first above written.

Attest:      VINEYARD BANK

By:
Norman A. Morales
President and Chief Executive Officer

Attest:      RANCHO BANK

By:
Norman A. Morales
President and Chief Executive Officer

B-2

ANNEX C

SHAREHOLDER AGREEMENT

SHAREHOLDER AGREEMENT (the “Agreement”), dated as of April 19, 2006, among __________________, a shareholder (“Shareholder”) of Rancho Bank, a California-chartered commercial bank (“Rancho Bank”), Vineyard Bank, a California-chartered commercial bank (“Vineyard Bank”), and Vineyard National Bancorp, a California corporation (“Parent”). All terms used herein and not defined herein shall have the meanings assigned thereto in the Merger Agreement (defined below).

WHEREAS, Parent, Vineyard Bank and Rancho Bank are entering into an Agreement and Plan of Reorganization, dated as of the date hereof (the “Merger Agreement”), pursuant to which Merger Subsidiary, a California-chartered corporation that will be formed as a wholly owned subsidiary of Vineyard Bank, will merge with and into Rancho Bank on the terms and conditions set forth therein (the “Merger”) and, in connection therewith, outstanding shares of Rancho Bank Common Stock will be converted into cash in the manner set forth therein; and

WHEREAS, Shareholder owns the shares of Rancho Bank Common Stock identified on Exhibit I hereto (such shares, together with all shares of Rancho Bank Common Stock subsequently acquired by Shareholder during the term of this Agreement, being referred to as the “Shares”); and

WHEREAS, in order to induce Parent and Vineyard Bank to enter into the Merger Agreement, Shareholder, solely in such Shareholder’s capacity as a shareholder of Rancho Bank and not in any other capacity, has agreed to enter into and perform this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Agreement to Vote Shares. Shareholder agrees that at any meeting of the stockholders of Rancho Bank, or in connection with any written consent of the stockholders of Rancho Bank, Shareholder shall:

(i) appear at each such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

(ii) vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all the Shares (whether acquired heretofore or hereafter) that are beneficially owned by Shareholder or as to which Shareholder has, directly or indirectly, the right to vote or direct the voting, (x) in favor of adoption and approval of the Merger Agreement and the Merger; and (y) against any Acquisition Proposal.

2. No Transfers. Prior to the Rancho Bank Meeting, Shareholder agrees not to, directly or indirectly, sell transfer, pledge, assign or otherwise dispose of, or enter into any contract option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Shares. In the case of any transfer by operation of law, this Agreement shall be binding upon and inure to the transferee(s). Any transfer or other disposition in violation of the terms of this Section 2 shall be null and void.

3. Representations and Warranties of Shareholder. Shareholder represents and warrants to and agrees with Parent and Vineyard Bank as follows:

A. Capacity. Shareholder has all requisite capacity and authority to enter into and perform his, her or its obligations under this Agreement.

B. Binding Agreement. This Agreement constitutes the valid and legally binding obligation of Shareholder, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

C. Non-Contravention. The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.

D. Ownership of Shares. Shareholder has good title to all of the Shares as of the date hereof, and, except as set forth on Exhibit I hereto, the Shares are so owned free and clear of any liens, security interests, charges or other encumbrances.

4. Specific Performance and Remedies. Shareholder acknowledges that it will be impossible to measure in money the damage to Parent and Vineyard Bank if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, Parent and Vineyard Bank will not have an adequate remedy at law or in equity. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that Parent and Vineyard Bank may have an adequate remedy at law. Shareholder agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Parent’s or Vineyard Bank’s seeking or obtaining such equitable relief. In addition, after discussing the matter with Shareholder, Parent and Vineyard Bank shall have the right to inform any third party that Parent and Vineyard Bank reasonably believe to be, or to be contemplating, participating with Shareholder or receiving from Shareholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of Parent and Vineyard Bank hereunder, and that participation by any such persons with Shareholder in activities in violation of Shareholder’s agreement with Parent and Vineyard Bank set forth in this Agreement may give rise to claims by Parent and Vineyard Bank against such third party.

5. Term of Agreement; Termination.

A. The term of this Agreement shall commence on the date hereof.

B. This Agreement shall terminate upon the date, if any, of termination of the Merger Agreement in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any willful breach of this Agreement prior to such termination.

C. If the Merger Agreement is not terminated in accordance with its terms, this Agreement (except for the provisions of Sections 3 and 8, which shall survive the Effective Time) shall terminate upon the Effective Time. Upon such termination, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination shall not relieve any party from liability for any willful breach of such Section prior to such termination.

6. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

7. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by a reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Parent or Vineyard Bank:

Vineyard National Bancorp
1260 Corona Pointe Court
Corona, California 92879
Attention: Norman A. Morales, President
and Chief Executive Officer
Fax: (951) 278-0041

With a copy to:

Patton Boggs LLP
2550 M Street, NW
Washington, DC 20037
Attention: Norman B. Antin, Esq.
Jeffrey D. Haas, Esq.
Fax: (202) 457-6315

If to Shareholder:
_______________________
_______________________
_______________________

With a copy to:

Manatt, Phelps & Phillips, LLP
11355 W. Olympic Boulevard
Los Angeles, California 90064
Attention: William T. Quicksilver
Fax: (310) 312-4224

8. Miscellaneous.

A. Severability. If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

B. Capacity. The covenants contained herein shall apply to Shareholder solely in his or her capacity as a shareholder of Rancho Bank, and no covenant contained herein shall apply to Shareholder in his or her capacity as a director, officer or employee of Rancho Bank or in any other capacity. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of the Shareholder to comply with his or her fiduciary duties as a director, officer or employee of Rancho Bank.

C. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

D. Headings. All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

E. Choice of Law. This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of California, without reference to its conflicts of law principles.

9. Attorney’s Fees. The prevailing party or parties in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding (“Proceeding”) relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party or parties all fees and disbursements of counsel (including expert witness and other consultants’ fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and fees and disbursements of counsel.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

VINEYARD NATIONAL BANCORP

By: ____________________________
Name: Norman A. Morales
Title: President and Chief Executive Officer

VINEYARD BANK

By: ____________________________
Name: Norman A. Morales
Title: President and Chief Executive Officer

SHAREHOLDER

________________________________

(Signature)

EXHIBIT I
SHAREHOLDER AGREEMENT

Name of Shareholder	Shares of Rancho Bank Common Stock Beneficially Owned (exclusive of unexercised stock options)	Options on Rancho Bank Common Stock

ANNEX D

TENANT ESTOPPEL LETTER

__________ __, 2006

Vineyard National Bancorp
1260 Corona Pointe Court
Corona, CA 92879

Re: ___________________, as amended _____________________ (“Lease”) by and between ___________________ (“Landlord”) and ________________________ (“Tenant”) for the premises commonly known as _______________________ (“Premises”)

Dear _____________:

In connection with the acquisition of Rancho Bank by Vineyard National Bancorp (“Assignee”), and the corresponding assignment of the above referenced Lease, the undersigned Tenant hereby certifies to Assignee that the following statements are true, correct and complete as of the date hereof:

1. Tenant is the tenant under the Lease for the Premises. There have been no amendments, modifications or revisions to the Lease, and there are no agreements of any kind between Landlord and Tenant regarding the Premises, except as provided in the attached Lease.

2. Attached hereto as Schedule A is a true, correct and complete copy of the Lease which has been duly authorized and executed by Tenant and which is in full force and effect.

3. Tenant has accepted and is in sole possession of the Premises and is presently occupying the Premises. The Lease has not been assigned, by operation of law or otherwise, by Tenant, and no sublease, concession agreement or license, covering the Premises, or any portion of the Premises, has been entered into by Tenant.

4. No rent under the Lease has been paid more than one (1) month in advance, and no other sums or security deposits have been deposited with Landlord, except in the amount of $__________. (If none, state “NONE”). Tenant is not entitled to rent concessions or free rent.

5. All conditions and obligations of Landlord relating to completion of tenant improvements and making the Premises ready for occupancy by Tenant have been satisfied or performed and all other conditions and obligations under the Lease to be satisfied or performed by Landlord as of the date hereof have been fully satisfied or performed.

6. There exists no defense to, or right of offset against, enforcement of the Lease by Landlord. Neither Landlord nor Tenant is in default under the Lease and no event has occurred which, with the giving of notice or passage of time, or both, could result in such a default.

7. Tenant has not received any notice of any present violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the use or condition of the Premises.

8. Except as specifically stated herein, Tenant has not been granted (a) any option to extend the term of the Lease; (b) any option to expand the Premises or to lease additional space within the Premises; (c) any right to terminate the Lease prior to its stated expiration; or (d) any option or right of first refusal to purchase the Premises or any part thereof.

9. Tenant acknowledges having been notified that Landlord’s interest in and to the Lease has been, or will be, assigned to Assignee. Until further notice from Landlord, however, Tenant will continue to make all payments under the Lease to Landlord and otherwise look solely to Landlord for the performance of the Landlord’s obligations under the Lease.

The agreements and certifications set forth herein are made with the knowledge and intent that Assignee will rely on them in purchasing the Premises, and Assignee’s successors and assigns may rely upon them for that purpose.

Very truly yours,

[TENANT]

________________________________

By: ____________________________
Name: __________________________
Title: ___________________________

SCHEDULE A

LEASE

ANNEX E

LANDLORD ESTOPPEL LETTER
___________ __, 2006

Vineyard National Bancorp
1260 Corona Pointe Court
Corona, CA 92879

Re:
___________________, as amended __________________ (“Lease”) by and between ____________________________________________ (“Landlord”) and ________________________________ (“Tenant”) for the premises commonly known as ____________________ (“Premises”)

Dear __________:

In connection with the acquisition of Rancho Bank by Vineyard National Bancorp (“Assignee”), and the corresponding assignment of the above referenced Lease, the undersigned Landlord hereby certifies to Assignee that the following statements are true, correct and complete as of the date hereof:

1. Tenant is the tenant under the Lease for the Premises. There have been no amendments, modifications or revisions to the Lease, and there are no agreements of any kind between Landlord and Tenant regarding the Premises, except as provided in the attached Lease.

2. Attached hereto as Schedule A is a true, correct and complete copy of the Lease which has been duly authorized and executed by Landlord and which is in full force and effect.

3. Tenant has accepted and is in sole possession of the Premises and is presently occupying the Premises. To the Landlord’s knowledge, the Lease has not been assigned, by operation of law or otherwise, by Tenant, and no sublease, concession agreement or license, covering the Premises, or any portion of the Premises, has been entered into by Tenant.

4. Other than the payment of operating expenses that have not yet been reconciled for the current year, if any, Tenant has paid all rent coming due under the lease through __________, 2006.

5. Landlord is currently holding $____________ as a security deposit.

6 All conditions and obligations under the Lease to be satisfied or performed by Landlord and Tenant as of the date hereof have been fully satisfied or performed.

7 Neither Landlord nor Tenant is in default under the Lease and no event has occurred which, with the giving of notice or passage of time, or both, could result in such a default.

8 Landlord has not received any notice of any present violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the use or condition of the Premises.

The agreements and certifications set forth herein are made with the knowledge and intent that Assignee will rely on them in purchasing the Premises, and Assignee’s successors and assigns may rely upon them for that purpose.

Very truly yours,

[LANDLORD]

___________________________________

By: _______________________________
Name: _____________________________
Title: ______________________________

SCHEDULE A

LEASE

ANNEX F

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is entered into as of April 19, 2006, by and between, Vineyard National Bancorp, a California corporation (“Vineyard”), Vineyard Bank, a California-chartered commercial bank (which is in the process of converting to a national bank)(the “Bank”), and John G. Giambi, a California resident (the “Employee”), and is to be effective as of the Effective Time, as defined in the Merger Agreement (as defined below).

A. Vineyard intends to acquire Rancho Bank, a California-chartered commercial bank (“Rancho”), pursuant to the terms of that certain Agreement and Plan of Reorganization, dated as of April 19, 2006, by and among Vineyard, the Bank and Rancho (the “Merger Agreement”), in which Rancho would be merged with and into the Bank, with the Bank as the surviving corporation (the “Merger”).

B. Vineyard and the Bank now desire to enter into this Agreement with Employee pursuant to which Employee would be employed as Executive Vice President/Community Banking of the Bank as of the Effective Time of the Merger on the terms and subject to the conditions set forth herein, and Employee desires to be so employed.

On the basis of the foregoing facts, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in further consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1. Term.

Subject to the provisions below, the Bank agrees to employ Employee as Executive Vice President/Community Banking of the Bank, and Employee agrees to be employed by the Bank as Executive Vice President/Community Banking, subject to the terms and conditions of this Agreement, for a term commencing as of the Effective Time of the Merger, for a period not to exceed nineteen (19) months (the “Term”), unless employment is either extended or terminated earlier pursuant to the provisions of this Agreement (the “Employment Period”). Employee’s employment shall terminate at the end of the Employment Period.

2. Duties and Authority.

(a) During the Employment Period, Employee shall devote substantially all necessary time, ability and attention to the business and affairs of the Bank and its affiliates. Employee shall not directly render service of a business, commercial or professional nature to any other person or organization other than the Bank and its affiliates without the consent of the Bank’s Board of Directors. Nothing in this paragraph prohibits Employee from, or requires the Bank’s Board of Directors to approve or consent to Employee serving as an advisor or Board member of a charitable or nonprofit organization or serving as an advisor or director of any corporation which does not compete with the business of the Bank, so long as such service does not materially interfere with the performance of employment duties. Employee agrees that during the Employment Period, he will use his best efforts, skill and abilities to promote the Bank’s interests and to serve in the capacity to which he has been appointed. Employee shall perform such customary, appropriate and reasonable executive duties as are normally assigned to a person of similar title at a similarly situated company, including such duties as are delegated to him from time to time by the Bank’s Board of Directors.

(b) During the first six months of the Employment Period (the “Transition Period”), Employee shall assist in the integration and retention of Rancho clients into Bank relationship management efforts, with the direction from the President and Chief Executive Officer of the Bank, with the appropriate levels of integration processes and efforts as follows:

(i) Employee will make at least 20 calls per month to existing Rancho customers to assist in retaining deposit balances;

(ii) Employee will participate, as appropriate, in community activities to promote and reassure the Rancho communities that the merger between Rancho and the Bank will be positive and successful; and

(iii) Employee will contact potential loan customers and assist in developing loan requests (as deemed necessary and subject to approval by the Bank) to facilitate the transition between Rancho’s and the Bank’s credit cultures (collectively, the “Transition Milestones”).

3. Compliance with Rules and Regulations.

During the Employment Period, Employee agrees to observe and comply with the rules and regulations as adopted by the Bank’s Board of Directors as well as those adopted by the Board of Directors of Vineyard regarding performance of duties and follow orders, directions and policies, whether such orders, directions and policies apply to all employees of Bank and its affiliates, or directly to Employee through written or oral instructions; provided that such orders, directions and policies are reasonable, appropriate to Employee’s position and in compliance with applicable rules and regulations.

4. Compensation. During the Employment Period, Employee shall receive the following compensation:

(a) The Bank agrees to pay to Employee a cash salary of $25,500 per month for eighteen (18) months; and

(b) The Bank agrees to pay Employee cash bonuses in the following amounts according to the following schedule --

(i) at the end of the Transition Period, subject to the satisfaction of the Transition Milestones, a transition bonus equal to $450,000; and

(ii) on the nineteen (19) month anniversary of the date of this Agreement, provided that the four (4) branch offices of Rancho, as of the 19th month anniversary of this Agreement, continue to have in the aggregate at least 80% of the total deposits that such four (4) offices had as of the date of commencement of the Employment Period (including such deposits that are transferred from Rancho offices to other offices of the Bank during such period), a cash payment of $350,000.

(c) During the Employment Period, Employee shall not be eligible to participate in any retirement, pension or profit-sharing plan, including any non-qualified, deferred compensation or salary continuation plan, or similar employee benefit plan or retirement or bonus program of the Bank and its affiliates, except to the extent that he is required to be eligible under the provisions of such plans and/or applicable law.

(d) Employee shall be provided medical, dental and other insurance to the extent such benefits are provided to similarly situated employees of the Bank. In addition, Employee shall be entitled to participate in and enjoy any other plans and arrangements which provide for sick leave, vacation, or personal days, club memberships and dues, education payment or reimbursement, business-related seminars, and similar fringe benefits provided to or for the executive officers of the Bank from time to time. Notwithstanding the foregoing, Employee shall be entitled to at least two (2) weeks vacation during 2006, which Employee will be permitted to take during the last quarter of 2006, and at least four (4) weeks vacation during 2007 (and in subsequent years of employment, if any).

(e) The Bank shall withhold in accordance with applicable law from any salary or bonus compensation payable to Employee any taxes required to be withheld by Bank under applicable Federal, state or local law.

(f) Employee shall be entitled to receive prompt reimbursement for all reasonable and customary expenses, including transportation expenses, mileage, cell phone charges and other business expenses, incurred by him in performing services hereunder in accordance with the general policies and procedures established by the Bank.

5. Restrictions Respecting Confidential Information

(a)Employee acknowledges and agrees that by virtue of the Employee's position and involvement with the business and affairs of the Bank, the Employee will develop substantial expertise and knowledge with respect to all aspects of the Bank's business, affairs and operations and will have access to all significant aspects of the business and operations of the Bank and to Confidential and Proprietary Information (as defined below).

(b) Employee hereby covenants and agrees that, during the Employment Period and thereafter, unless otherwise authorized by the Bank in writing, Employee shall not, directly or indirectly, under any circumstance: (i) disclose to any other person or entity (other than in the regular course of business of the Bank) any Confidential and Proprietary Information, other than pursuant to applicable law, regulation or subpoena or with the prior written consent of the Bank; (ii) act or fail to act so as to impair the confidential or proprietary nature of any Confidential and Proprietary Information; (iii) use any Confidential and Proprietary Information other than for the sole and exclusive benefit of the Bank; or (iv)

offer or agree to, or cause or assist in the inception or continuation of, any such disclosure, impairment or use of any Confidential and Proprietary Information. Following the Employment Period, the Employee shall return all documents, records and other items containing any Confidential and Proprietary Information to the Bank (regardless of the medium in which maintained or stored).

(c) The parties agree that nothing in this agreement shall be construed to limit or negate the common law of torts, confidentiality, trade secrets, fiduciary duty and obligations where such laws provide the Bank with any broader, further or other remedy or protection than those provided herein.

(d) Because the breach of any of the provisions of this Section will result in immediate and irreparable injury to the Bank for which the Bank will not have an adequate remedy at law, the Bank shall be entitled, in addition to all other rights and remedies, to seek a degree of specific performance of the restrictive covenants contained in this Section and to a temporary and permanent injunction enjoining such breach, without posting bond or furnishing similar security.

“Confidential and Proprietary Information” shall mean any and all (i) confidential or proprietary information or material not in the public domain about or relating to the business, operations, assets or financial condition of the Bank or any affiliate of the Bank or any of the Banks' or any such affiliate's trade secrets; and (ii) information, documentation or material not in the public domain by virtue of any action by or on the part of the Employee, the knowledge of which gives or may give the Bank or any affiliate of the Bank an advantage over any person not possessing such information. For purposes hereof, the term “Confidential and Proprietary Information” shall not include any information or material (i) that is known to the general public other than due to a breach of this Agreement by the Employee or (ii) was disclosed to the Employee by a person who the Employee did not reasonably believe was bound to a confidentiality or similar agreement with the Bank or its affiliates.

6. Remedy.

Employee understands that, because of the unique character of the services to be rendered by Employee hereunder, the Bank would not have any adequate remedy at law for the breach or threatened breach by Employee of any one or more of the covenants set forth in this Agreement and therefore expressly agrees that the Bank in addition to any other rights or remedies which may be available to it, shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of this Agreement by Employee.

7. Voluntary Resignation.

Upon the occurrence of a voluntary resignation by Employee during the Employment Term, Employee shall have no right to receive compensation or other benefits for any period after the date of such resignation.

8. Termination of Employee With or Without Cause; Death.

The Bank’s Board of Directors may terminate Employee’s employment at any time with or without cause. Employee’s employment shall terminate immediately upon Employee’s death or Disability, as defined herein. For purposes of this Agreement, “Disability” shall be defined as the Employee’s inability to perform his principal duties as contemplated under this Agreement because of any physical or mental impairment which qualifies the Employee for disability benefits under the applicable long-term disability plan maintained by the Bank or, if no such plan applies, which would qualify the Employee for disability benefits under the Federal Social Security System. Upon termination by the Bank or due to the Employee’s death or Disability, Employee (or Employee’s estate) shall have no right to receive compensation or any other benefits under this Agreement after the date of such termination, death or Disability, except as provided in this Section. If within one year following any such termination, Employee (or in the event of death or mental incapacity, the legally appointed representative of Employee’s estate) signs a release that is substantially in the form of Attachment A to this Agreement, the Employee (or Employee’s estate) shall be entitled to receive an amount equal to any remaining compensation payments pursuant to Section 4 of this Agreement for the remaining portion of the Term (such payment, the “Severance Payment”). If Employee (or in the event of death or mental incapacity, the representative of Employee’s estate) either does not sign the release required under this Section or revokes it within the seven day period after Employee signs it, Employee (or in the event of death or mental incapacity, the representative of Employee’s estate) shall not be entitled to receive any payments under this Section. The Severance Payment shall be made to Employee (or in the event of death or mental incapacity, the representative of Employee’s estate) in a lump sum within ten (10) days after Employee (or the representative of Employee’s estate) signs the release required under this Section, provided that Employee has not revoked the release within the seven days after signing it. Such payments as described within this Section shall not be reduced in the event Employee obtains other employment following termination of employment.

9. Indemnity.

Notwithstanding any contrary provision of this Agreement, Vineyard or the Bank shall be obligated to make a payment (the “Gross-Up Payment”) to, or for Employee’s benefit if Employee is determined by the Internal Revenue Service (“IRS”) or relevant federal taxing authority to be subject to the excise tax described in section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), as a result of receiving payments under this Agreement. The Gross-Up Payment shall be equal to the product of:

(a)	the amount of such excise taxes plus applicable interest and penalties,

multiplied by

(b) the Gross-Up Multiple (as defined below)

The Gross-Up Multiple shall equal a fraction, the numerator of which is one (1.0), and the denominator of which is one (1.0) minus the sum, expressed as a decimal fraction, of the rates of all federal, state, local, and other income and other taxes and any excise taxes applicable to the Gross-Up Payment (If different rates of tax are applicable to various portions of the Gross-Up Payment, the weighted average of such rates shall be used).

Employee shall notify the Bank in writing of any asserted claim by the IRS or other relevant federal taxing authority that, if successful, would require such the payment to be made by Vineyard or the Bank of a Gross-Up Payment. Such notice shall include the nature of such claim and the date on which such claim is due to be paid. Employee shall give such notice as soon as practicable, but no later than 10 business days, after Employee first obtains actual knowledge of such claim; provided, however, that any failure to give or delay in giving such notice shall affect Vineyard’s or the Bank’s obligations under this Section only if and to the extent that such failure results in actual prejudice to Vineyard or the Bank. Employee shall not pay such claim less than 30 days after Employee gives such notice to the Bank (or, if sooner, the date on which payment of such claim is due.) If the Bank notifies Employee in writing before the expiration of such period that it desires to contest such claim, Employee shall:

(a) give the Bank any information that it reasonably requests relating to such claim,

(b) take such action in connection with contesting such claim as the Bank reasonably requests in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Bank,

(c) cooperate with the Bank in good faith to contest such claim, and

(d) permit the Bank to participate in any proceedings relating to such claim;

provided, however, that Vineyard and, if permitted by applicable law and regulation, the Bank shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Employee harmless, for any excise tax, including related interest and penalties, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing, the Bank shall control all proceedings in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings, and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner. Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Bank shall determine; provided, however, that if the Bank directs Employee to pay such claim and sue for a refund, Vineyard or the Bank shall advance the amount of such payment to Employee, on an interest-free basis and shall indemnify Employee, for any excise tax, including related interest or penalties, imposed with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year with respect to which such contested amount is claimed to be due is limited solely to such contested amount. The Bank’s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable. Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the IRS or other taxing authority.

If, after the receipt by Employee of an amount advanced by Vineyard or the Bank pursuant to this Section, Employee becomes entitled to receive any refund with respect to such claim, Employee shall (subject to the Bank’s complying with the requirements of this Section) promptly pay Vineyard or the Bank the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto.) If, after Employee receives an amount from Vineyard or the Bank pursuant to this Section, a determination is made that Employee shall not be entitled to any refund with respect to such claim and the Bank does not notify Employee in writing of its intent to contest such determination before the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-up Payment required to be paid. Any contest of a denial or refund shall be controlled by this Section.

10. Modification.

This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by written instrument duly executed by each party. Notwithstanding anything to the contrary in this Agreement, to the extent required to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), if Employee is deemed to be a "specified employee" for purposes of Section 409A(a)(2)(B) of the Code, Employee shall agree that the payments and benefits due to Employee under this Agreement in connection with a termination of employment that would otherwise have been payable at any time during the six-month period immediately following such termination of employment shall not be paid prior to, and shall instead be payable in a lump sum as soon as practicable following, the expiration of such six-month period. In light of the uncertainty surrounding the application of Section 409A of the Code, the Bank cannot make any guarantee as to the treatment under Section 409A of the Code of any payments made or benefits provided under this Agreement.

11. Notices.

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or delivered against receipt to the party at the address set forth following the signature line of this Agreement or to such other address as the party shall have furnished in writing. For purposes hereof, notice to Vineyard or the Bank shall be provided to 9590 Foothill Boulevard, Rancho Cucamonga, California 91730, Attention: Secretary. Notice to the estate of Employee shall be sufficient if addressed to Employee as provided in this Section 11. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof.

12. Dispute Resolution Procedures.

Except with respect to any claim for equitable relief (the pursuit of which shall not be subject to the provisions of this Section 12), any controversy or claim arising out of this Agreement or the Employee’s employment with the Bank or the termination thereof, including, but not limited to, any claim of discrimination under state or federal law, shall be settled by binding arbitration in accordance with the Rules of the American Arbitration Association; and judgment upon the award rendered in such arbitration shall be final and may be entered in any court having jurisdiction thereof. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association in San Bernardino or Riverside County, California. In no event shall the demand for arbitration be made after the date when the institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law. Any party desiring to initiate arbitration procedures hereunder shall serve written notice on the other parties. The parties agree that an arbitrator shall be selected pursuant to these provisions within thirty (30) days of the service of the notice of arbitration. In the event of any arbitration pursuant to these provisions, the parties shall retain the rights of all discovery provided pursuant to the California Code of Civil Procedure and the Rules thereunder. Any arbitration initiated pursuant to these provisions shall be on an expedited basis and the dispute shall be heard within one hundred twenty (120) days following the serving of the notice of arbitration and a written decision shall be rendered within sixty (60) days thereafter. All rights, causes of action, remedies and defenses available under California law and equity are available to the parties hereto and shall be applicable as though in a court of law. The parties shall share equally all costs of any such arbitration.

13.	Release of Claims.

By entering into this Agreement and as of the Effective Time, (i) Employee hereby releases and forever discharges Vineyard, the Bank, Rancho and each of their respective predecessors, successors, subsidiaries, parents, affiliates, benefit plans and present and former officers, directors, employees, agents, advisors and counsel (collectively the “Released Parties”), individually and in their official capacities, from any and all causes of action, lawsuits, damages and/or claims of any nature including, but not limited to, claims that Employee may have against the Released Parties based on any act or omission that has occurred through the date Employee signs this Agreement including, but not limited to, any claims (a) under any federal, state or local law governing the employment relationship or its termination, including, but not limited to, Title VII of the Civil Rights Acts of 1964 and 1991, the Age Discrimination in Employment Act of 1967 (“ADEA”), the Americans with Disabilities Act, the National Labor Relations Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974 (other than any accrued benefit(s) to which Employee have a non-forfeitable right under any pension benefit plan), the Rehabilitation Act, the Worker Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act, the California Constitution, the California Labor Code, local and federal employment laws, and any amendments to any of the foregoing; and/or (b) for breach of contract, wrongful discharge, personal injuries and/or torts (collectively, the “Released Claims”); and (ii) Employee agrees never to institute against any or all Related Parties any complaint, suit or charge with respect to the Released Claims. Notwithstanding the foregoing, Employee does not release any claims relating to the Rancho Bank Executive Retirement Plan dated January 1, 2001, as now or hereafter amended.

Employee acknowledges that before signing this Agreement, Employee was advised to review it with an attorney of Employee’s choice. Employee may take up to twenty-one (21) calendar days from the date Employee receives this Agreement to consider whether to sign this Agreement. If Employee chooses to sign the Agreement before the end of that twenty-one day period, Employee certifies that Employee did so voluntarily for Employee’s own benefit and not because of any coercion. After Employee’s signs this release, Employee has seven (7) days in which to revoke by delivering a written notice to the Chief Financial Officer of the Bank before the end of the seven-day period. The Bank shall have no obligation to make any payments under this Agreement unless and until that seven-day period has expired. If Employee revokes this Agreement, this Agreement shall be null and void.

14. Miscellaneous.

(a) This Agreement is drawn to be effective in the State of California and shall be construed in accordance with California laws, except to the extent superseded by federal law. No amendment or variation of the terms of this Agreement shall be valid unless made in writing and signed by Employee and a duly authorized representative of Vineyard and the Bank.

(b) Any waiver by any party of a breach of any provision of this Agreement shall not operate as to be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

(c)  Employee’s rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance or the claims of Employee’s creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of the Bank and its successors and those who are its assigns.

(d) This Agreement does not create, and shall not be construed as creating, any rights enforceable by a person not a party to this Agreement (except as provided in subsection (c) above).

(e) The headings in this Agreement are solely for the convenience of reference and shall be given no effect on the construction or interpretation of this Agreement.

(f) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflict of laws, except where federal law governs.

(g) In any dispute, action, suit, equitable claim, arbitrated matter or similar claim (dispute), the prevailing party, whether in law or in equity, shall be entitled to recover from the other party to such dispute reasonable attorneys’ fees, as such shall be awarded by any competent arbitrator, judge or similar finder of law or fact.

[Signature page to follow]

IN WITNESS WHEREOF, Vineyard, the Bank and Employee have executed this Agreement to be effective as of the day and year written above.

VINEYARD NATIONAL BANCORP By: Name: Title:

VINEYARD BANK By: Name: Title:
(“Employee”) Address:

ATTACHMENT A

This document only may be signed after the date Employee’s employment ends as a result of termination by the Bank or Employee’s death or Disability as provided for in Section 8 of the Agreement .

GENERAL RELEASE

Employee hereby releases and forever discharges Vineyard Bank and its successors, predecessors, parents, subsidiaries and affiliates, and their respective former and current directors, officers, associates, employees, members, agents and attorneys (collectively the “Released Parties”) from any and all charges, claims, demands, damages, injuries, suits and actions, in law, equity or otherwise, which Employee or Employee’s heirs, successors, executors, or other representatives may have, ever had or now have by reason of any act, omission, matter, cause or thing, known or unknown, through the date Employee signs this release, including, but not limited to, any claims (a) under any federal, state or local law governing the employment relationship or its termination, including, but not limited to, Title VII of the Civil Rights Acts of 1964 and 1991, the Age Discrimination in Employment Act of 1967 (“ADEA”), the Americans with Disabilities Act, the National Labor Relations Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974 (other than any accrued benefit(s) to which Employee have a non-forfeitable right under any pension benefit plan), the Rehabilitation Act, the Worker Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act, the California Constitution, the California Labor Code, local, and federal employment laws, and any amendments to any of the foregoing); and/or (b) for breach of contract, wrongful discharge, personal injuries and/or torts. Employee understands that this is a general waiver and release of all claims, known or unknown, that Employee may have against the Released Parties based on any act, omission, matter, cause or thing that occurred through the date Employee signs this release.

Employee has been advised before signing this release to review it with an attorney of Employee’s own choice as well as any other professional, such as an accountant or financial advisor, whose advice Employee values. Employee may take up to twenty-one (21) calendar days from the date Employee receives this release to consider whether to sign this release. If Employee chooses to sign the release before the end of that twenty-one day period, Employee certifies that Employee did so voluntarily for Employee’s own benefit and not because of any coercion. After Employee signs this release, Employee has seven (7) days in which to revoke by delivering a written notice to the Chief Financial Officer of the Bank before the end of the seven-day period.

Employee acknowledges that Employee: (1) has read and understand the terms of this release, (2) is signing this release voluntarily and not due to any coercion, and (3) is not relying on any statements by anyone at the Bank or made on the Bank’s behalf other than those contained in Employee’s Employment Agreement.

____________________________  _________________________
EMPLOYEE     DATE

ANNEX G

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is entered into as of April 19, 2006, by and between, Vineyard National Bancorp, a California corporation (“Vineyard”), Vineyard Bank, a California-chartered commercial bank (which is in the process of converting to a national bank)(the “Bank”), and Susan M. Tyra, a California resident (the “Employee”), and is to be effective as of the Effective Time, as defined in the Merger Agreement (as defined below).

A. Vineyard intends to acquire Rancho Bank, a California-chartered commercial bank (“Rancho”), pursuant to the terms of that certain Agreement and Plan of Reorganization, dated as of April 19, 2006, by and among Vineyard, the Bank and Rancho (the “Merger Agreement”), in which Rancho would be merged with and into the Bank, with the Bank as the surviving corporation (the “Merger”).

B. Vineyard and the Bank now desire to enter into this Agreement with Employee pursuant to which Employee would be employed as the Senior Vice President/Operations and Finance of the Bank as of the Effective Time of the Merger on the terms and subject to the conditions set forth herein, and Employee desires to be so employed.

On the basis of the foregoing facts, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in further consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1. Term.

Subject to the provisions below, the Bank agrees to employ Employee as Senior Vice President/ Operations and Finance of the Bank, and Employee agrees to be employed by the Bank as Senior Vice President/ Operations and Finance, subject to the terms and conditions of this Agreement, for a term commencing as of the Effective Time of the Merger, for a period not to exceed twenty-four (24) months (the “Term”), unless employment is either extended or terminated earlier pursuant to the provisions of this Agreement (the “Employment Period”). Employee’s employment shall terminate at the end of the Employment Period.

2. Duties and Authority.

(a) During the Employment Period, Employee shall devote substantially all necessary time, ability and attention to the business and affairs of the Bank and its affiliates. Employee shall not directly render service of a business, commercial or professional nature to any other person or organization other than the Bank and its affiliates without the consent of the Bank’s Board of Directors. Nothing in this paragraph prohibits Employee from, or requires the Bank’s Board of Directors to approve or consent to Employee serving as an advisor or Board member of a charitable or nonprofit organization or serving as an advisor or director of any corporation which does not compete with the business of the Bank, so long as such service does not materially interfere with the performance of employment duties. Employee agrees that during the Employment Period, she will use her best efforts, skill and abilities to promote the Bank’s interests and to serve in the capacity to which she has been appointed. Employee shall perform such customary, appropriate and reasonable executive duties as are normally assigned to a person of similar title at a similarly situated company, including such duties as are delegated to her from time to time by the Bank’s Board of Directors.

(b) During the first six months of the Employment Period (the “Transition Period”), Employee shall assist in the integration and conversion of Rancho’s operations and financial processes into the Bank’s systems, with direction from the Executive Vice President and Chief Financial Officer of the Bank, with the appropriate levels of integration processes and efforts as follows:

(i) Assist the Bank in the closing of all financial and regulatory reports necessary to complete the Merger and close out Rancho’s books;

(ii) Assist in notifying all vendors of the Merger and assist in terminating the vendor contracts as directed by the Bank;

(iii) Assist the Bank in any requested duties to facilitate the changeover for Rancho’s branches to become Bank branches; and

(iv) Work with the Bank in integrating Rancho’s financial records into the Bank’s financial records to ensure accuracy and completeness (collectively, the “Transition Milestones”).

3. Compliance with Rules and Regulations.

During the Employment Period, Employee agrees to observe and comply with the rules and regulations as adopted by the Bank’s Board of Directors as well as those adopted by the Board of Directors of Vineyard regarding performance of duties and follow orders, directions and policies, whether such orders, directions and policies apply to all employees of Bank and its affiliates, or directly to Employee through written or oral instructions; provided that such orders, directions and policies are reasonable, appropriate to Employee’s position and in compliance with applicable laws and regulations.

4. Compensation. During the Employment Period, Employee shall receive the following compensation:

(a) The Bank agrees to pay to Employee a cash salary of $12,000 per month for twenty-four (24) months; and

(b) Subject to the satisfaction of the Transition Milestones, the Bank agrees to pay Employee a cash transition bonus equal to $179,000 at the end of the Transition Period.
.
(c) During the Employment Period, Employee shall not be eligible to participate in any retirement, pension or profit-sharing plan, including any non-qualified,

deferred compensation or salary continuation plan, or similar employee benefit plan or retirement or bonus program of the Bank and its affiliates, except to the extent that she is required to be eligible under the provisions of such plans and/or applicable law.

(d) Employee shall be provided medical, dental and other insurance to the extent such benefits are provided to similarly situated employees of the Bank. In addition, Employee shall be entitled to participate in and enjoy any other plans and arrangements which provide for sick leave, vacation, or personal days, club memberships and dues, education payment or reimbursement, business-related seminars, and similar fringe benefits provided to or for the executive officers of the Bank from time to time. Notwithstanding the foregoing, Employee shall be entitled to at least two (2) weeks vacation during 2006, which Employee will be permitted to take during the last quarter of 2006, and at least four (4) weeks vacation during 2007 (and in subsequent years of employment, if any).

(e) The Bank shall withhold in accordance with applicable law from any salary or bonus compensation payable to Employee any taxes required to be withheld by Bank under applicable Federal, state or local law.

(f) Employee shall be entitled to receive prompt reimbursement for all reasonable and customary expenses, including transportation expenses, mileage, cell phone charges and other business expenses, incurred by her in performing services hereunder in accordance with the general policies and procedures established by the Bank.

5. Restrictions Respecting Confidential Information

(a)Employee acknowledges and agrees that by virtue of the Employee's position and involvement with the business and affairs of the Bank, the Employee will develop substantial expertise and knowledge with respect to all aspects of the Bank's business, affairs and operations and will have access to all significant aspects of the business and operations of the Bank and to Confidential and Proprietary Information (as defined below).

(b)Employee hereby covenants and agrees that, during the Employment Period and thereafter, unless otherwise authorized by the Bank in writing, Employee shall not, directly or indirectly, under any circumstance: (i) disclose to any other person or entity (other than in the regular course of business of the Bank) any Confidential and Proprietary Information, other than pursuant to applicable law, regulation or subpoena or with the prior written consent of the Bank; (ii) act or fail to act so as to impair the confidential or proprietary nature of any Confidential and Proprietary Information; (iii) use any Confidential and Proprietary Information other than for the sole and exclusive benefit of the Bank; or (iv) offer or agree to, or cause or assist in the inception or continuation of, any such disclosure, impairment or use of any Confidential and Proprietary Information. Following the Employment Period, the Employee shall return all documents, records and other items containing any Confidential and Proprietary Information to the Bank (regardless of the medium in which maintained or stored).

(c)The parties agree that nothing in this agreement shall be construed to limit or negate the common law of torts, confidentiality, trade secrets, fiduciary duty and obligations where such laws provide the Bank with any broader, further or other remedy or protection than those provided herein.

(d) Because the breach of any of the provisions of this Section will result in immediate and irreparable injury to the Bank for which the Bank will not have an adequate remedy at law, the Bank shall be entitled, in addition to all other rights and remedies, to seek a degree of specific performance of the restrictive covenants contained in this Section and to a temporary and permanent injunction enjoining such breach, without posting bond or furnishing similar security.

“Confidential and Proprietary Information” shall mean any and all (i) confidential or proprietary information or material not in the public domain about or relating to the business, operations, assets or financial condition of the Bank or any affiliate of the Bank or any of the Banks' or any such affiliate's trade secrets; and (ii) information, documentation or material not in the public domain by virtue of any action by or on the part of the Employee, the knowledge of which gives or may give the Bank or any affiliate of the Bank an advantage over any person not possessing such information. For purposes hereof, the term “Confidential and Proprietary Information” shall not include any information or material (i) that is known to the general public other than due to a breach of this Agreement by the Employee or (ii) was disclosed to the Employee by a person who the Employee did not reasonably believe was bound to a confidentiality or similar agreement with the Bank or its affiliates.

6. Remedy.

Employee understands that, because of the unique character of the services to be rendered by Employee hereunder, the Bank would not have any adequate remedy at law for the breach or threatened breach by Employee of any one or more of the covenants set forth in this Agreement and therefore expressly agrees that the Bank in addition to any other rights or remedies which may be available to it, shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of this Agreement by Employee.

7. Voluntary Resignation.

Upon the occurrence of a voluntary resignation by Employee during the Employment Term, Employee shall have no right to receive compensation or other benefits for any period after the date of such resignation.

8. Termination of Employee With or Without Cause; Death.

The Bank’s Board of Directors may terminate Employee’s employment at any time with or without cause. Employee’s employment shall terminate immediately upon Employee’s death or Disability, as defined herein. For purposes of this Agreement, “Disability” shall be defined as the Employee’s inability to perform her principal duties as contemplated under this Agreement because of any physical or mental impairment which qualifies the Employee for disability benefits under the applicable long-term disability plan maintained by the Bank or, if no such plan applies, which would qualify the Employee for disability benefits under the Federal Social Security System. Upon termination by the Bank or due to the Employee’s death or Disability, Employee (or Employee’s estate) shall have no right to receive compensation or any other benefits under this Agreement after the date of such termination, death or Disability, except as provided in this Section. If within one year following any such termination, Employee (or in the event of death or mental incapacity, the legally appointed representative of Employee’s estate) signs a release that is substantially in the form of Attachment A to this Agreement, the Employee (or Employee’s estate) shall be entitled to receive an amount equal to any remaining compensation payments pursuant to Section 4 of this Agreement for the remaining portion of the Term (such payment, the “Severance Payment”). If Employee (or in the event of death or mental incapacity, the representative of Employee’s estate) either does not sign the release required under this Section or revokes it within the seven day period after Employee signs it, Employee (or in the event of death or mental incapacity, the representative of Employee’s estate) shall not be entitled to receive any payments under this Section. The Severance Payment shall be made to Employee (or in the event of death or mental incapacity, the representative of Employee’s estate) in a lump sum within ten (10) days after Employee (or the representative of Employee’s estate) signs the release required under this Section, provided that Employee has not revoked the release within the seven days after signing it. Such payments as described within this Section shall not be reduced in the event Employee obtains other employment following termination of employment.

9. Indemnity.

Notwithstanding any contrary provision of this Agreement, Vineyard and, if permitted by applicable law and regulation, the Bank shall be obligated to make a payment (the “Gross-Up Payment”) to, or for Employee’s benefit if Employee is determined by the Internal Revenue Service (“IRS”) or relevant federal taxing authority to be subject to the excise tax described in section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), as a result of receiving payments under this Agreement. The Gross-Up Payment shall be equal to the product of

(a)	the amount of such excise taxes plus applicable interest and penalties,

multiplied by

(b) the Gross-Up Multiple (as defined below)

The Gross-Up Multiple shall equal a fraction, the numerator of which is one (1.0), and the denominator of which is one (1.0) minus the sum, expressed as a decimal fraction, of the rates of all federal, state, local, and other income and other taxes and any excise taxes applicable to the Gross-Up Payment (If different rates of tax are applicable to various portions of the Gross-Up Payment, the weighted average of such rates shall be used).

Employee shall notify the Bank in writing of any asserted claim by the IRS or other relevant federal taxing authority that, if successful, would require such the payment to be made by Vineyard or the Bank of a Gross-Up Payment. Such notice shall include the nature of such claim and the date on which such claim is due to be paid. Employee shall give such notice as soon as practicable, but no later than 10 business days, after Employee first obtains actual knowledge of such claim; provided, however, that any failure to give or delay in giving such notice shall affect Vineyard’s or the Bank’s obligations under this Section only if and to the extent that such failure results in actual prejudice to Vineyard or the Bank. Employee shall not pay such claim less than 30 days after Employee gives such notice to the Bank (or, if sooner, the date on which payment of such claim is due.) If the Bank notifies Employee in writing before the expiration of such period that it desires to contest such claim, Employee shall:

(a) give the Bank any information that it reasonably requests relating to such claim,

(b) take such action in connection with contesting such claim as the Bank reasonably requests in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Bank,

(c) cooperate with the Bank in good faith to contest such claim, and

(d) permit the Bank to participate in any proceedings relating to such claim;

provided, however, that Vineyard and, if permitted by applicable law and regulation, the Bank shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Employee harmless, for any excise tax, including related interest and penalties, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing, the Bank shall control all proceedings in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings, and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner. Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Bank shall determine; provided, however, that if the Bank directs Employee to pay such claim and sue for a refund, Vineyard or the Bank shall advance the amount of such payment to Employee, on an interest-free basis and shall indemnify Employee, for any excise tax, including related interest or penalties, imposed with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year with respect to which such contested amount is claimed to be due is limited solely to such contested amount. The Bank’s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable. Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the IRS or other taxing authority.

If, after the receipt by Employee of an amount advanced by Vineyard or the Bank pursuant to this Section, Employee becomes entitled to receive any refund with respect to such claim, Employee shall (subject to the Bank’s complying with the requirements of this Section) promptly pay Vineyard or the Bank the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto.) If, after Employee receives an amount from Vineyard or the Bank pursuant to this Section, a determination is made that Employee shall not be entitled to any refund with respect to such claim and the Bank does not notify Employee in writing of its intent to contest such determination before the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-up Payment required to be paid. Any contest of a denial or refund shall be controlled by this Section.

10. Modification.

This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by written instrument duly executed by each party. Notwithstanding anything to the contrary in this Agreement, to the extent required to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), if Employee is deemed to be a "specified employee" for purposes of Section 409A(a)(2)(B) of the Code, Employee shall agree that the payments and benefits due to Employee under this Agreement in connection with a termination of employment that would otherwise have been payable at any time during the six-month period immediately following such termination of employment shall not be paid prior to, and shall instead be payable in a lump sum as soon as practicable following, the expiration of such six-month period. In light of the uncertainty surrounding the application of Section 409A of the Code, the Bank cannot make any guarantee as to the treatment under Section 409A of the Code of any payments made or benefits provided under this Agreement.

11. Notices.

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or delivered against receipt to the party at the address set forth following the signature line of this Agreement or to such other address as the party shall have furnished in writing. For purposes hereof, notice to Vineyard or the Bank shall be provided to 9590 Foothill Boulevard, Rancho Cucamonga, California 91730, Attention: Secretary. Notice to the estate of Employee shall be sufficient if addressed to Employee as provided in this Section 11. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof.

12. Dispute Resolution Procedures.

Except with respect to any claim for equitable relief (the pursuit of which shall not be subject to the provisions of this Section 12), any controversy or claim arising out of this Agreement or the Employee’s employment with the Bank or the termination thereof, including, but not limited to, any claim of discrimination under state or federal law, shall be settled by binding arbitration in accordance with the Rules of the American Arbitration Association in San Bernardino or Riverside County, California; and judgment upon the award rendered in such arbitration shall be final and may be entered in any court having jurisdiction thereof. Notice of the demand for arbitration shall be filed in writing with the other party to this

Agreement and with the American Arbitration Association. In no event shall the demand for arbitration be made after the date when the institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law. Any party desiring to initiate arbitration procedures hereunder shall serve written notice on the other parties. The parties agree that an arbitrator shall be selected pursuant to these provisions within thirty (30) days of the service of the notice of arbitration. In the event of any arbitration pursuant to these provisions, the parties shall retain the rights of all discovery provided pursuant to the California Code of Civil Procedure and the Rules thereunder. Any arbitration initiated pursuant to these provisions shall be on an expedited basis and the dispute shall be heard within one hundred twenty (120) days following the serving of the notice of arbitration and a written decision shall be rendered within sixty (60) days thereafter. All rights, causes of action, remedies and defenses available under California law and equity are available to the parties hereto and shall be applicable as though in a court of law. The parties shall share equally all costs of any such arbitration.

13.	Release of Claims.

By entering into this Agreement and as of the Effective Time, (i) Employee hereby releases and forever discharges Vineyard, the Bank, Rancho and each of their respective predecessors, successors, subsidiaries, parents, affiliates, benefit plans and present and former officers, directors, employees, agents, advisors and counsel (collectively the “Released Parties”), individually and in their official capacities, from any and all causes of action, lawsuits, damages and/or claims of any nature including, but not limited to, claims that Employee may have against the Released Parties based on any act or omission that has occurred through the date Employee signs this Agreement including, but not limited to, any claims (a) under any federal, state or local law governing the employment relationship or its termination, including, but not limited to, Title VII of the Civil Rights Acts of 1964 and 1991, the Age Discrimination in Employment Act of 1967 (“ADEA”), the Americans with Disabilities Act, the National Labor Relations Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974 (other than any accrued benefit(s) to which Employee have a non-forfeitable right under any pension benefit plan), the Rehabilitation Act, the Worker Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act, the California Constitution, the California Labor Code, local and federal employment laws, and any amendments to any of the foregoing; and/or (b) for breach of contract, wrongful discharge, personal injuries and/or torts (collectively, the “Released Claims”); and (ii) Employee agrees never to institute against any or all Related Parties any complaint, suit or charge with respect to the Released Claims. Notwithstanding the foregoing, Employee does not release any claims relating to the Rancho Bank Executive Retirement Plan dated January 1, 2001, as now or hereafter amended.

Employee acknowledges that before signing this Agreement, Employee was advised to review it with an attorney of Employee’s choice. Employee may take up to twenty-one (21) calendar days from the date Employee receives this Agreement to consider whether to sign this Agreement. If Employee chooses to sign the Agreement before the end of that twenty-one day period, Employee certifies that Employee did so voluntarily for Employee’s own benefit and not because of any coercion. After Employee’s signs this release, Employee has seven (7) days in which to revoke by delivering a written notice to the Chief Financial Officer of the Bank before the end of the seven-day period. The Bank shall have no obligation to make any payments under this Agreement unless and until that seven-day period has expired. If Employee revokes this Agreement, this Agreement shall be null and void.

14. Miscellaneous.

(a) This Agreement is drawn to be effective in the State of California and shall be construed in accordance with California laws, except to the extent superseded by federal law. No amendment or variation of the terms of this Agreement shall be valid unless made in writing and signed by Employee and a duly authorized representative of Vineyard and the Bank.

(b) Any waiver by any party of a breach of any provision of this Agreement shall not operate as to be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

(c)  Employee’s rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance or the claims of Employee’s creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of the Bank and its successors and those who are its assigns.

(d) This Agreement does not create, and shall not be construed as creating, any rights enforceable by a person not a party to this Agreement (except as provided in subsection (c) above).

(e) The headings in this Agreement are solely for the convenience of reference and shall be given no effect on the construction or interpretation of this Agreement.

(f) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflict of laws, except where federal law governs.

(g) In any dispute, action, suit, equitable claim, arbitrated matter or similar claim (dispute), the prevailing party, whether in law or in equity, shall be entitled to recover from the other party to such dispute reasonable attorneys’ fees, as such shall be awarded by any competent arbitrator, judge or similar finder of law or fact.

[Signature page to follow]

IN WITNESS WHEREOF, Vineyard, the Bank and Employee have executed this Agreement to be effective as of the day and year written above.

VINEYARD NATIONAL BANCORP By: Name: Title:

VINEYARD BANK By: Name: Title:
(“Employee”) Address:

ATTACHMENT A

This document only may be signed after the date Employee’s employment ends as a result of termination by the Bank or Employee’s death or Disability as provided for in Section 8 of the Agreement .

GENERAL RELEASE

Employee hereby releases and forever discharges Vineyard Bank and its successors, predecessors, parents, subsidiaries and affiliates, and their respective former and current directors, officers, associates, employees, members, agents and attorneys (collectively the “Released Parties”) from any and all charges, claims, demands, damages, injuries, suits and actions, in law, equity or otherwise, which Employee or Employee’s heirs, successors, executors, or other representatives may have, ever had or now have by reason of any act, omission, matter, cause or thing, known or unknown, through the date Employee signs this release, including, but not limited to, any claims (a) under any federal, state or local law governing the employment relationship or its termination, including, but not limited to, Title VII of the Civil Rights Acts of 1964 and 1991, the Age Discrimination in Employment Act of 1967 (“ADEA”), the Americans with Disabilities Act, the National Labor Relations Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974 (other than any accrued benefit(s) to which Employee have a non-forfeitable right under any pension benefit plan), the Rehabilitation Act, the Worker Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act, the California Constitution, the California Labor Code, local, and federal employment laws, and any amendments to any of the foregoing); and/or (b) for breach of contract, wrongful discharge, personal injuries and/or torts. Employee understands that this is a general waiver and release of all claims, known or unknown, that Employee may have against the Released Parties based on any act, omission, matter, cause or thing that occurred through the date Employee signs this release.

  Employee has been advised before signing this release to review it with an attorney of Employee’s own choice as well as any other professional, such as an accountant or financial advisor, whose advice Employee values. Employee may take up to twenty-one (21) calendar days from the date Employee receives this release to consider whether to sign this release. If Employee chooses to sign the release before the end of that twenty-one day period, Employee certifies that Employee did so voluntarily for Employee’s own benefit and not because of any coercion. After Employee signs this release, Employee has seven (7) days in which to revoke by delivering a written notice to the Chief Financial Officer of the Bank before the end of the seven-day period.

Employee acknowledges that Employee: (1) has read and understand the terms of this release, (2) is signing this release voluntarily and not due to any coercion, and (3) is not relying on any statements by anyone at the Bank or made on the Bank’s behalf other than those contained in Employee’s Employment Agreement.

____________________________  _________________________
EMPLOYEE     DATE

ANNEX H

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is entered into as of April 19, 2006, by and between, Vineyard National Bancorp, a California corporation (“Vineyard”), Vineyard Bank, a California-chartered commercial bank (which is in the process of converting to a national bank)(the “Bank”), and Christine M. Rodgers, a California resident (the “Employee”), and is to be effective as of the Effective Time, as defined in the Merger Agreement (as defined below).

A. Vineyard intends to acquire Rancho Bank, a California-chartered commercial bank (“Rancho”), pursuant to the terms of that certain Agreement and Plan of Reorganization, dated as of April 19, 2006, by and among Vineyard, the Bank and Rancho (the “Merger Agreement”), in which Rancho would be merged with and into the Bank, with the Bank as the surviving corporation (the “Merger”).

B. Vineyard and the Bank now desire to enter into this Agreement with Employee pursuant to which Employee would be employed as Senior Vice President/Community Lending of the Bank as of the Effective Time of the Merger on the terms and subject to the conditions set forth herein, and Employee desires to be so employed.

On the basis of the foregoing facts, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in further consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1. Term.

Subject to the provisions below, the Bank agrees to employ Employee as Senior Vice President/Community Lending of the Bank, and Employee agrees to be employed by the Bank as Senior Vice President/Community Lending, subject to the terms and conditions of this Agreement, for a term commencing as of the Effective Time of the Merger, for a period not to exceed twelve (12) months (the “Term”), unless employment is either extended or terminated earlier pursuant to the provisions of this Agreement (the “Employment Period”). Employee’s employment shall terminate at the end of the Employment Period.

2. Duties and Authority.

(a) During the Employment Period, Employee shall devote substantially all necessary time, ability and attention to the business and affairs of the Bank and its affiliates. Employee shall not directly render service of a business, commercial or professional nature to any other person or organization other than the Bank and its affiliates without the consent of the Bank’s Board of Directors. Nothing in this paragraph prohibits Employee from, or requires the Bank’s Board of Directors to approve or consent to Employee serving as an advisor or Board member of a charitable or nonprofit organization or serving as an advisor or director of any corporation which does not compete with the business of the Bank, so long as such service does not materially interfere with the performance of employment duties. Employee agrees that during the Employment Period, she will use her best efforts, skill and abilities to promote the Bank’s interests and to serve in the capacity to which she has been appointed. Employee shall perform such customary, appropriate and reasonable executive duties as are normally assigned to a person of similar title at a similarly situated company, including such duties as are delegated to her from time to time by the Bank’s Board of Directors.

(b) During the first six months of the Employment Period (the “Transition Period”), Employee shall assist in the integration and retention of Rancho clients and clients with lending relationships into the Bank’s relationship management efforts, with direction from the Executive Vice President and Chief Banking Officer, with the appropriate levels of client activities and efforts as follows:

(i) Complete a review of the entire portfolio of loan files and correct as many deficiencies as possible to strengthen the loan portfolio and eliminate any possible issues and exceptions;

(ii) Assist Rancho’s customers in making the transition from Rancho’s loan culture to the Bank’s loan culture, subject to the Bank’s approval as required;

(iii) Work with the Bank’s loan staff to fully complete the integration of the loan portfolio into the Bank’s;

(iv) Continue to assist in the collection of any delinquent loans as required by the Bank; and

(v) Continue to assist the Rancho branches in preparing credit approvals and renewals as required to integrate the Rancho customers into the Bank’s credit culture (collectively, the “Transition Milestones”).

3. Compliance with Rules and Regulations.

During the Employment Period, Employee agrees to observe and comply with the rules and regulations as adopted by the Bank’s Board of Directors as well as those adopted by the Board of Directors of Vineyard regarding performance of duties and follow orders, directions and policies, whether such orders, directions and policies apply to all employees of Bank and its affiliates, or directly to Employee through written or oral instructions; provided that such orders, directions and policies are reasonable, appropriate to Employee’s position and in compliance with applicable laws and regulations.

4. Compensation. During the Employment Period, Employee shall receive the following compensation:

(a) The Bank agrees to pay to Employee a cash salary of $12,000 per month for twelve (12) months; and

(b) Subject to the satisfaction of the Transition Milestones, the Bank agrees to pay Employee a cash transition bonus equal to $197,000 at the end of the Transition Period.

(c) During the Employment Period, Employee shall not be eligible to participate in any retirement, pension or profit-sharing plan, including any non-qualified, deferred compensation or salary continuation plan, or similar employee benefit plan or retirement or bonus program of the Bank and its affiliates, except to the extent that she is required to be eligible under the provisions of such plans and/or applicable law.

(d) Employee shall be provided medical, dental and other insurance to the extent such benefits are provided to similarly situated employees of the Bank. In addition, Employee shall be entitled to participate in and enjoy any other plans and arrangements which provide for sick leave, vacation, or personal days, club memberships and dues, education payment or reimbursement, business-related seminars, and similar fringe benefits provided to or for the executive officers of the Bank from time to time. Notwithstanding the foregoing, Employee shall be entitled to at least two (2) weeks vacation during 2006, which Employee will be permitted to take during the last quarter of 2006, and at least four (4) weeks vacation during 2007 (and in subsequent years of employment, if any).

(e) The Bank shall withhold in accordance with applicable law from any salary or bonus compensation payable to Employee any taxes required to be withheld by Bank under applicable Federal, state or local law.

(f) Employee shall be entitled to receive prompt reimbursement for all reasonable and customary expenses, including transportation expenses, mileage, cell phone charges and other business expenses, incurred by her in performing services hereunder in accordance with the general policies and procedures established by the Bank.

5. Restrictions Respecting Confidential Information

(a)Employee acknowledges and agrees that by virtue of the Employee's position and involvement with the business and affairs of the Bank, the Employee will develop substantial expertise and knowledge with respect to all aspects of the Bank's business, affairs and operations and will have access to all significant aspects of the business and operations of the Bank and to Confidential and Proprietary Information (as defined below).

(b) Employee hereby covenants and agrees that, during the Employment Period and thereafter, unless otherwise authorized by the Bank in writing, Employee shall not, directly or indirectly, under any circumstance: (i) disclose to any other person or entity (other than in the regular course of business of the Bank) any Confidential and Proprietary Information, other than pursuant to applicable law, regulation or subpoena or with the prior written consent of the Bank; (ii) act or fail to act so as to impair the confidential or proprietary nature of any Confidential and Proprietary Information; (iii) use any Confidential and Proprietary Information other than for the sole and exclusive benefit of the Bank; or (iv) offer or agree to, or cause or assist in the inception or continuation of, any such disclosure, impairment or use of any Confidential and Proprietary Information. Following the Employment Period, the Employee shall return all documents, records and other items containing any Confidential and Proprietary Information to the Bank (regardless of the medium in which maintained or stored).

(c) The parties agree that nothing in this agreement shall be construed to limit or negate the common law of torts, confidentiality, trade secrets, fiduciary duty and obligations where such laws provide the Bank with any broader, further or other remedy or protection than those provided herein.

(d) Because the breach of any of the provisions of this Section will result in immediate and irreparable injury to the Bank for which the Bank will not have an adequate remedy at law, the Bank shall be entitled, in addition to all other rights and remedies, to seek a degree of specific performance of the restrictive covenants contained in this Section and to a temporary and permanent injunction enjoining such breach, without posting bond or furnishing similar security.

“Confidential and Proprietary Information” shall mean any and all (i) confidential or proprietary information or material not in the public domain about or relating to the business, operations, assets or financial condition of the Bank or any affiliate of the Bank or any of the Banks' or any such affiliate's trade secrets; and (ii) information, documentation or material not in the public domain by virtue of any action by or on the part of the Employee, the knowledge of which gives or may give the Bank or any affiliate of the Bank an advantage over any person not possessing such information. For purposes hereof, the term “Confidential and Proprietary Information” shall not include any information or material (i) that is known to the general public other than due to a breach of this Agreement by the Employee or (ii) was disclosed to the Employee by a person who the Employee did not reasonably believe was bound to a confidentiality or similar agreement with the Bank or its affiliates.

6. Remedy.

Employee understands that, because of the unique character of the services to be rendered by Employee hereunder, the Bank would not have any adequate remedy at law for the breach or threatened breach by Employee of any one or more of the covenants set forth in this Agreement and therefore expressly agrees that the Bank in addition to any other rights or remedies which may be available to it, shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of this Agreement by Employee.

7. Voluntary Resignation.

Upon the occurrence of a voluntary resignation by Employee during the Employment Term, Employee shall have no right to receive compensation or other benefits for any period after the date of such resignation.

8. Termination of Employee With or Without Cause; Death.

The Bank’s Board of Directors may terminate Employee’s employment at any time with or without cause. Employee’s employment shall terminate immediately upon Employee’s death or Disability, as defined herein. For purposes of this Agreement, “Disability” shall be defined as the Employee’s inability to perform her principal duties as contemplated under this Agreement because of any physical or mental impairment which qualifies the

Employee for disability benefits under the applicable long-term disability plan maintained by the Bank or, if no such plan applies, which would qualify the Employee for disability benefits under the Federal Social Security System. Upon termination by the Bank or due to the Employee’s death or Disability, Employee (or Employee’s estate) shall have no right to receive compensation or any other benefits under this Agreement after the date of such termination, death or Disability, except as provided in this Section. If within one year following any such termination, Employee (or in the event of death or mental incapacity, the legally appointed representative of Employee’s estate) signs a release that is substantially in the form of Attachment A to this Agreement, the Employee (or Employee’s estate) shall be entitled to receive an amount equal to any remaining compensation payments pursuant to Section 4 of this Agreement for the remaining portion of the Term (such payment, the “Severance Payment”). If Employee (or in the event of death or mental incapacity, the representative of Employee’s estate) either does not sign the release required under this Section or revokes it within the seven day period after Employee signs it, Employee (or in the event of death or mental incapacity, the representative of Employee’s estate) shall not be entitled to receive any payments under this Section. The Severance Payment shall be made to Employee (or in the event of death or mental incapacity, the representative of Employee’s estate) in a lump sum within ten (10) days after Employee (or the representative of Employee’s estate) signs the release required under this Section, provided that Employee has not revoked the release within the seven days after signing it. Such payments as described within this Section shall not be reduced in the event Employee obtains other employment following termination of employment.

9. Indemnity.

Notwithstanding any contrary provision of this Agreement, Vineyard and, if permitted by applicable law and regulation, the Bank shall be obligated to make a payment (the “Gross-Up Payment”) to, or for Employee’s benefit if Employee is determined by the Internal Revenue Service (“IRS”) or relevant federal taxing authority to be subject to the excise tax described in section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), as a result of receiving payments under this Agreement. The Gross-Up Payment shall be equal to the product of:

(a)	the amount of such excise taxes plus applicable interest and penalties,

multiplied by

(b) the Gross-Up Multiple (as defined below)

The Gross-Up Multiple shall equal a fraction, the numerator of which is one (1.0), and the denominator of which is one (1.0) minus the sum, expressed as a decimal fraction, of the rates of all federal, state, local, and other income and other taxes and any excise taxes applicable to the Gross-Up Payment (If different rates of tax are applicable to various portions of the Gross-Up Payment, the weighted average of such rates shall be used).

Employee shall notify the Bank in writing of any asserted claim by the IRS or other relevant federal taxing authority that, if successful, would require such the payment to be made by Vineyard or the Bank of a Gross-Up Payment. Such notice shall include the nature of such claim and the date on which such claim is due to be paid. Employee shall give such notice as soon as practicable, but no later than 10 business days, after Employee first obtains actual knowledge of such claim; provided, however, that any failure to give or delay in giving such notice shall affect Vineyard’s or the Bank’s obligations under this Section only if and to the extent that such failure results in actual prejudice to Vineyard or the Bank. Employee shall not pay such claim less than 30 days after Employee gives such notice to the Bank (or, if sooner, the date on which payment of such claim is due.) If the Bank notifies Employee in writing before the expiration of such period that it desires to contest such claim, Employee shall:

(a) give the Bank any information that it reasonably requests relating to such claim,

(b) take such action in connection with contesting such claim as the Bank reasonably requests in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Bank,

(c) cooperate with the Bank in good faith to contest such claim, and

(d) permit the Bank to participate in any proceedings relating to such claim;

provided, however, that Vineyard and, if permitted by applicable law and regulation, the Bank shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Employee harmless, for any excise tax, including related interest and penalties, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing, the Bank shall control all proceedings in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings, and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner. Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Bank shall determine; provided, however, that if the Bank directs Employee to pay such claim and sue for a refund, Vineyard or the Bank shall advance the amount of such payment to Employee, on an interest-free basis and shall indemnify Employee, for any excise tax, including related interest or penalties, imposed with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year with respect to which such contested amount is claimed to be due is limited solely to such contested amount. The Bank’s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable. Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the IRS or other taxing authority.

If, after the receipt by Employee of an amount advanced by Vineyard or the Bank pursuant to this Section, Employee becomes entitled to receive any refund with respect to such claim, Employee shall (subject to the Bank’s complying with the requirements of this Section) promptly pay Vineyard or the Bank the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto.) If, after Employee receives an amount from Vineyard or the Bank pursuant to this Section, a determination is made that Employee shall not be entitled to any refund with respect to such claim and the Bank does not notify Employee in writing of its intent to contest such determination before the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-up Payment required to be paid. Any contest of a denial or refund shall be controlled by this Section.

10. Modification.

This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by written instrument duly executed by each party. Notwithstanding anything to the contrary in this Agreement, to the extent required to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), if Employee is deemed to be a "specified employee" for purposes of Section 409A(a)(2)(B) of the Code, Employee shall agree that the payments and benefits due to Employee under this Agreement in connection with a termination of employment that would otherwise have been payable at any time during the six-month period immediately following such termination of employment shall not be paid prior to, and shall instead be payable in a lump sum as soon as practicable following, the expiration of such six-month period. In light of the uncertainty surrounding the application of Section 409A of the Code, the Bank cannot make any guarantee as to the treatment under Section 409A of the Code of any payments made or benefits provided under this Agreement.

11. Notices.

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or delivered against receipt to the party at the address set forth following the signature line of this Agreement or to such other address as the party shall have furnished in writing. For purposes hereof, notice to Vineyard or the Bank shall be provided to 9590 Foothill Boulevard, Rancho Cucamonga, California 91730, Attention: Secretary. Notice to the estate of Employee shall be sufficient if addressed to Employee as provided in this Section 11. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof.

12. Dispute Resolution Procedures.

Except with respect to any claim for equitable relief (the pursuit of which shall not be subject to the provisions of this Section 12), any controversy or claim arising out of this Agreement or the Employee’s employment with the Bank or the termination thereof, including, but not limited to, any claim of discrimination under state or federal law, shall be settled by binding arbitration in accordance with the Rules of the American Arbitration Association in San Bernardino or Riverside County, California; and judgment upon the award rendered in such arbitration shall be final and may be entered in any court having jurisdiction thereof. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. In no event shall the demand for arbitration be made after the date when the institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law. Any party desiring to initiate arbitration procedures hereunder shall serve written notice on the other parties. The parties agree that an arbitrator shall be selected pursuant to these provisions within thirty (30) days of the service of the notice of arbitration. In the event of any arbitration pursuant to these provisions, the parties shall retain the rights of all discovery provided pursuant to the California Code of Civil Procedure and the Rules thereunder. Any arbitration initiated pursuant to these provisions shall be on an expedited basis and the dispute shall be heard within one hundred twenty (120) days following the serving of the notice of arbitration and a written decision shall be rendered within sixty (60) days thereafter. All rights, causes of action, remedies and defenses available under California law and equity are available to the parties hereto and shall be applicable as though in a court of law. The parties shall share equally all costs of any such arbitration.

13.	Release of Claims.

By entering into this Agreement and as of the Effective Time, (i) Employee hereby releases and forever discharges Vineyard, the Bank, Rancho and each of their respective predecessors, successors, subsidiaries, parents, affiliates, benefit plans and present and former officers, directors, employees, agents, advisors and counsel (collectively the “Released Parties”), individually and in their official capacities, from any and all causes of action, lawsuits, damages and/or claims of any nature including, but not limited to, claims that Employee may have against the Released Parties based on any act or omission that has occurred through the date Employee signs this Agreement including, but not limited to, any claims (a) under any federal, state or local law governing the employment relationship or its termination, including, but not limited to, Title VII of the Civil Rights Acts of 1964 and 1991, the Age Discrimination in Employment Act of 1967 (“ADEA”), the Americans with Disabilities Act, the National Labor Relations Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974 (other than any accrued benefit(s) to which Employee have a non-forfeitable right under any pension benefit plan), the Rehabilitation Act, the Worker Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act, the California Constitution, the California Labor Code, local and federal employment laws, and any amendments to any of the foregoing; and/or (b) for breach of contract, wrongful discharge, personal injuries and/or torts (collectively, the “Released Claims”); and (ii) Employee agrees never to institute against any or all Related Parties any complaint, suit or charge with respect to the Released Claims. Notwithstanding the foregoing, Employee does not release any claims relating to the Rancho Bank Executive Retirement Plan dated January 1, 2001, as now or hereafter amended.

Employee acknowledges that before signing this Agreement, Employee was advised to review it with an attorney of Employee’s choice. Employee may take up to twenty-one (21) calendar days from the date Employee receives this Agreement to consider whether to sign this Agreement. If Employee chooses to sign the Agreement before the end of that twenty-one day period, Employee certifies that Employee did so voluntarily for Employee’s own benefit and not because of any coercion. After Employee’s signs this release, Employee has seven (7) days in which to revoke by delivering a written notice to the Chief Financial Officer of the Bank before the end of the seven-day period. The Bank shall have no obligation to make any payments under this Agreement unless and until that seven-day period has expired. If Employee revokes this Agreement, this Agreement shall be null and void.

14. Miscellaneous.

(a) This Agreement is drawn to be effective in the State of California and shall be construed in accordance with California laws, except to the extent superseded by federal law. No amendment or variation of the terms of this Agreement shall be valid unless made in writing and signed by Employee and a duly authorized representative of Vineyard and the Bank.

(b) Any waiver by any party of a breach of any provision of this Agreement shall not operate as to be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

(c)  Employee’s rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance or the claims of Employee’s creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of the Bank and its successors and those who are its assigns.

(d) This Agreement does not create, and shall not be construed as creating, any rights enforceable by a person not a party to this Agreement (except as provided in subsection (c) above).

(e) The headings in this Agreement are solely for the convenience of reference and shall be given no effect on the construction or interpretation of this Agreement.

(f) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflict of laws, except where federal law governs.

(g) In any dispute, action, suit, equitable claim, arbitrated matter or similar claim (dispute), the prevailing party, whether in law or in equity, shall be entitled to recover from the other party to such dispute reasonable attorneys’ fees, as such shall be awarded by any competent arbitrator, judge or similar finder of law or fact.

[Signature page to follow]

IN WITNESS WHEREOF, Vineyard, the Bank and Employee have executed this Agreement to be effective as of the day and year written above.

VINEYARD NATIONAL BANCORP By: Name: Title:

VINEYARD BANK By: Name: Title:
(“Employee”) Address:

ATTACHMENT A

This document only may be signed after the date Employee’s employment ends as a result of termination by the Bank or Employee’s death or Disability as provided for in Section 8 of the Agreement .

GENERAL RELEASE

Employee hereby releases and forever discharges Vineyard Bank and its successors, predecessors, parents, subsidiaries and affiliates, and their respective former and current directors, officers, associates, employees, members, agents and attorneys (collectively the “Released Parties”) from any and all charges, claims, demands, damages, injuries, suits and actions, in law, equity or otherwise, which Employee or Employee’s heirs, successors, executors, or other representatives may have, ever had or now have by reason of any act, omission, matter, cause or thing, known or unknown, through the date Employee signs this release, including, but not limited to, any claims (a) under any federal, state or local law governing the employment relationship or its termination, including, but not limited to, Title VII of the Civil Rights Acts of 1964 and 1991, the Age Discrimination in Employment Act of 1967 (“ADEA”), the Americans with Disabilities Act, the National Labor Relations Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974 (other than any accrued benefit(s) to which Employee have a non-forfeitable right under any pension benefit plan), the Rehabilitation Act, the Worker Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act, the California Constitution, the California Labor Code,, local, and federal employment laws, and any amendments to any of the foregoing); and/or (b) for breach of contract, wrongful discharge, personal injuries and/or torts. Employee understands that this is a general waiver and release of all claims, known or unknown, that Employee may have against the Released Parties based on any act, omission, matter, cause or thing that occurred through the date Employee signs this release.

   Employee has been advised before signing this release to review it with an attorney of Employee’s own choice as well as any other professional, such as an accountant or financial advisor, whose advice Employee values. Employee may take up to twenty-one (21) calendar days from the date Employee receives this release to consider whether to sign this release. If Employee chooses to sign the release before the end of that twenty-one day period, Employee certifies that Employee did so voluntarily for Employee’s own benefit and not because of any coercion. After Employee signs this release, Employee has seven (7) days in which to revoke by delivering a written notice to the Chief Financial Officer of the Bank before the end of the seven-day period.

Employee acknowledges that Employee: (1) has read and understand the terms of this release, (2) is signing this release voluntarily and not due to any coercion, and (3) is not relying on any statements by anyone at the Bank or made on the Bank’s behalf other than those contained in Employee’s Employment Agreement.

____________________________  _________________________
EMPLOYEE     DATE

ANNEX I

WAIVER AND AGREEMENT TO ENTER INTO A RESTRICTIVE COVENANT PURSUANT TO MERGER

This Waiver and Agreement to enter into a Restrictive Covenant Pursuant to Merger (“Waiver Agreement”) entered into as of April 19, 2006, between Rancho Bank, a California-chartered commercial bank (the “Bank”), and John Giambi (the “Executive”).

WHEREAS, Executive is a substantial shareholder of the Bank and also serves as Rancho Bank’s current President and Chief Executive Officer;

WHEREAS, Rancho Bank entered into an employment agreement with Executive on June 28, 1989.

WHEREAS, the term of the employment agreement was for three (3) years, terminating on June 30, 1992, and the term of the employment agreement has been extended through various amendments to December 31, 2007 (collectively, the “Employment Agreement”).

WHEREAS, the Employment Agreement provides, pursuant to the Tenth Amendment dated November 19, 1997, that in the event Executive’s employment is terminated as a result of a merger, consolidation, transfer of assets or Change in Control of the Bank, Executive shall receive a lump sum payment equal to the base salary paid to Executive over the thirty-six (36) month period preceding such termination (the “Tenth Amendment Termination Payment”).

WHEREAS, the Employment Agreement provides, pursuant to the Twelfth Amendment dated June 16, 2004, that in the event Executive’s employment is terminated by the Bank, Executive shall receive a lump sum payment equal to the base salary paid to Executive over the twenty-four (24) month period preceding such termination (the “Twelfth Amendment Termination Payment”).

WHEREAS, Executive is also a participant in the Rancho Bank Executive Retirement Plan (the “SERP”), dated January 1, 2001, which entitles Executive to certain benefits upon retirement commencing when Executive reaches age sixty-five (65).

WHEREAS, certain of the retirement benefits payable under the SERP are funded through a Bank-Owned Life Insurance (“BOLI”) policy where Executive is the insured, where Executive is entitled to name beneficiaries to receive the greater of 50% of the death benefit or $800,000, and where the total death benefit under the BOLI policy is $1,712,366.

WHEREAS, the Bank is currently contemplating an Agreement and Plan of Reorganization dated as of April 19, 2006, among Vineyard National Bancorp, Vineyard Bank and Rancho Bank (the “Merger Agreement”), whereby Rancho Bank will be effectively merged with and liquidated into Vineyard Bank.

WHEREAS, a condition of the Merger Agreement is that the aggregate severance benefits payable under any existing Bank plans, policies or agreements be limited to $2.8 million and that Executive agree not to engage in competitive activities that would reduce the value of the Bank as a going concern.

WHEREAS, The Merger Agreement requires that Executive enter into a non-compete agreement with the Bank as part of the sale of Rancho Bank.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the adequacy and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.
Executive represents that Executive owns 138,456 shares of common stock of Bank directly. Executive acknowledges that the market for the sale of such shares of Bank common stock in the over-the-counter market is illiquid. In connection with the transactions contemplated by the Merger Agreement, all of the shares of common stock owned by the Executive shall be converted into cash pursuant to the terms of the Merger Agreement.

2.	Provided that the Merger Agreement is signed by the parties thereto,

a.	Executive hereby expressly waives his rights to the following:

i.	Any and all rights inured to Executive under the Employment Agreement which entitles Executive to the Tenth Amendment Termination Payment as described herein.

ii.	Any and all rights inured to Executive under the Employment Agreement which entitles Executive to the Twelfth Amendment Termination Payment as described herein.

iii.	Any and all rights to a lump sum payment pursuant to Section 2.7 of the Rancho Bank Executive Retirement Plan, dated January 1, 2001 and his Rancho Bank Executive Retirement Plan Agreement.

iv. Any and all his rights inured to Executive to the death benefit payable under the BOLI policy to the beneficiaries designated by Executive; Executive, however, shall retain any and all his rights to the retirement benefits payable under the SERP.

and

b.  Executive shall execute the non-competition agreement set forth in Appendix A hereto, which shall become effective immediately upon the Effective Time (as defined in the Merger Agreement).

3.	The validity, interpretation, construction and performance of this Waiver Agreement shall be governed by the laws of the State of California.

4.	This Waiver Agreement may be executed in several counterparts, each of which shall be deemed to an original but all of which together shall constitute one and the same instrument.

5.	This Waiver Agreement shall become effective upon the Effective Time as defined in the Merger Agreement.

IN WITNESS WHEREOF, Rancho Bank and the Executive have executed this Waiver Agreement as of the date set forth above.

RANCHO BANK

Signature:
Date:

Name:
Title:

John Giambi

Date:

Signature:

Appendix A

Non-Competition Agreement

This Non-Competition Agreement (the “Agreement”) is hereby entered into as of April 19, 2006, among Vineyard National Bancorp (“Vineyard”), Vineyard Bank (the “Bank”) and John Giambi (the “Executive”).

WHEREAS, this Agreement is being entered into pursuant to the Agreement and Plan of Reorganization, dated as of April 19, 2006, by and among Vineyard, the Bank and Rancho Bank (the “Merger Agreement”);

WHEREAS, Executive acknowledges that entering into and complying with this Agreement is a term and condition of the Merger Agreement; and

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Executive, Vineyard and the Bank agree as follows:

(a) Executive covenants and agrees that for fifty-five (55) months from the Effective Time (as defined in the Merger Agreement), the Executive shall not, directly or indirectly, manage, operate or control, any Competing Business (as defined below) or, directly or indirectly, induce or influence any customer or other person or entity that has a business relationship with the Bank, or any affiliate of the Bank, to discontinue or reduce the extent of such relationship.

(b) “Competing Business” shall mean any business, enterprise or other entity that as one of its businesses or activities, is engaged in the business of banking (including, without limitation, the acceptance of deposits and the making of loans) or a permitted non-banking activity in which the Bank is directly or indirectly engaged within the state of California.

(c) For purposes of this Agreement, the Executive shall be deemed directly or indirectly interested in a business if he is engaged or interested in that business as a stockholder, director, officer, or executive, agent, partner, individual proprietor, consultant or advisor or otherwise, but not if the Executive's interest is limited solely to the ownership of not more than 5% of the securities of any class of equity securities of a corporation or other person whose shares are listed or admitted to trade on a national securities exchange or are quoted on Nasdaq or a similar means if Nasdaq is no longer providing such information.

(d)For fifty-five (55) months after the Effective Time, the Executive shall not, directly or indirectly, solicit to employ for himself or others any employee of the Bank or any affiliate of the Bank, or solicit any such employee to leave such employee's employment.

(e) The parties agree that nothing in this Agreement shall be construed to limit or negate the common law of torts, confidentiality, trade secrets, fiduciary duty and obligations where such laws provide the Bank with any broader, further or other remedy or protection than those provided herein.

(f) Because the breach of any of paragraphs (a) and (d) of this Agreement will result in immediate and irreparable injury to the Bank for which the Bank will not have an adequate remedy at law, the Bank shall be entitled, in addition to all other rights and remedies, to seek a degree of specific performance of the restrictive covenants contained in paragraphs (a) and (d) of this Agreement and to a temporary and permanent injunction enjoining such breach, without posting bond or furnishing similar security.

(g) Regardless of the choice of law provisions of California or any other jurisdiction, the parties agree that this Agreement shall be otherwise interpreted, enforced and governed by the laws of the State of California. No modification or waiver of or amendment to any provision of this Agreement will be effective unless in writing and signed by the Executive and the Bank. A waiver of a right on any one occasion will not be construed as a waiver on any other occasion or of any other right.

(h) If any part of this Agreement is held by a court of competent jurisdiction to be void or unenforceable, the remaining provisions shall continue with full force and effect. If this Agreement or any part of this Agreement shall be determined by any court to be unenforceable because of its duration, or the scope of activities, information or geographic area covered, the parties agree that this Agreement shall be interpreted to extend to the maximum period of time or range of activities, information or geographic area that would be enforceable.

(i) This Agreement shall not be assignable by Executive. The Bank may assign its rights and duties hereunder without Executive’s consent to any successor of the Bank by way of merger, consolidation or sale of substantially all of the Bank’s assets; any other assignment by the Bank of this Agreement or its rights and duties hereunder will require Executive’s consent, which shall not be unreasonably withheld or delayed. This Agreement is binding on you and the Bank and its successors or assigns.

(j) This Agreement may be executed in any number of counterparts each of which shall be an original, but all of which together shall constitute one instrument.

(k) This Agreement may be executed in several counterparts, each of which shall be deemed to an original but all of which together shall constitute one and the same instrument.

(l) This Agreement shall become effective upon the Effective Time as defined in the Merger Agreement.

[Signature page to follow]

IN WITNESS WHEREOF, each of the parties knowingly and voluntarily has executed this Agreement, in the case of the Vineyard and the Bank by their respective authorized officers, as of the day and year first set forth above.

VINEYARD NATIONAL BANCORP

Signature:
Date:

Name:
Title:

VINEYARD BANK

Signature:
Date:

Name:
Title:

John Giambi

Date:

Signature:

ANNEX J
WAIVER AGREEMENT

This Waiver Agreement (“Waiver Agreement”) entered into as of April 19, 2006, between Rancho Bank, a California-chartered commercial bank (the “Bank”), and Susan M. Tyra (the “Executive”).

WHEREAS, Executive is a substantial shareholder of the Bank and also serves as Rancho Bank’s current Senior Vice President and Cashier;

WHEREAS, Rancho Bank entered into an employment agreement with Executive on January 16, 1990.

WHEREAS, the term of the employment agreement was for three (3) years, terminating on January 16, 1993 and the term of the employment agreement has been extended through various amendments to December 31, 2007 (collectively, the “Employment Agreement”).

WHEREAS, the Employment Agreement provides, pursuant to the Ninth Amendment dated November 19, 1997, that in the event Executive’s employment is terminated as a result of a merger, consolidation, transfer of assets or Change in Control of the Bank, Executive shall receive a lump sum payment equal to the base salary paid to Executive over the twenty-four (24) month period preceding such termination (the “Ninth Amendment Termination Payment”).

WHEREAS, the Employment Agreement provides, pursuant to the Eleventh Amendment dated June 16, 2004, that in the event Executive’s employment is terminated by the Bank, Executive shall receive a lump sum payment equal to the base salary paid to Executive over the twelve (12) month period preceding such termination (the “Eleventh Amendment Termination Payment”).

WHEREAS, Executive is also a participant in the Rancho Bank Executive Retirement Plan (the “SERP”), dated January 1, 2001, which entitles Executive to certain benefits upon retirement commencing when Executive reaches age sixty-five (65).

WHEREAS, certain of the retirement benefits payable under the SERP are funded through a Bank-Owned Life Insurance (“BOLI”) policy where Executive is the insured, where Executive is entitled to name beneficiaries to receive the greater of 50% of the death benefit or $325,000 and where the total death benefit under the BOLI policy is $833,163.

WHEREAS, the Bank is currently contemplating an Agreement and Plan of Reorganization dated as of April 19, 2006, among Vineyard National Bancorp, Vineyard Bank and Rancho Bank (the “Merger Agreement”), whereby Rancho Bank will be effectively merged with and liquidated into Vineyard Bank.

WHEREAS, a condition of the Merger Agreement is that the aggregate severance benefits payable under any existing Bank plans, policies or agreements be limited to $2.8 million.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the adequacy and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.
Executive represents that Executive owns 58,947 shares of common stock of Bank directly. Executive acknowledges that the market for the sale of such shares of Bank common stock in the over-the-counter market is illiquid. In connection with the transactions contemplated by the Merger Agreement, all of the shares of common stock owned by the Executive shall be converted into cash pursuant to the terms of the Merger Agreement.

2.	Provided that the Merger Agreement is signed by the parties thereto, Executive hereby expressly waives her rights to the following:

a.	Any and all rights inured to Executive under the Employment Agreement which entitles Executive to the Ninth Amendment Termination Payment as described herein.

b.	Any and all rights inured to Executive under the Employment Agreement which entitles Executive to the Eleventh Amendment Termination Payment as described herein.

c.	Any and all rights to a lump sum payment pursuant to Section 2.7 of the Rancho Bank Executive Retirement Plan, dated January 1, 2001 and her Rancho Bank Executive Retirement Plan Agreement.

d.
Any and all her rights inured to Executive to the death benefit payable under the BOLI policy to the beneficiaries designated by Executive; Executive, however, shall retain any and all of her rights to the retirement benefits payable under the SERP.

3.	The validity, interpretation, construction and performance of this Waiver Agreement shall be governed by the laws of the State of California.

4.	This Waiver Agreement may be executed in several counterparts, each of which shall be deemed to an original but all of which together shall constitute one and the same instrument.

5.	This Waiver Agreement shall become effective upon the Effective Time as defined in the Merger Agreement.

[Signature page to follow]

IN WITNESS WHEREOF, Rancho Bank and the Executive have executed this Waiver Agreement as of the date set forth above.

RANCHO BANK

Signature:
Date:

Name:
Title:

Susan M. Tyra

Date:

Signature:

ANNEX K
WAIVER AGREEMENT

This Waiver Agreement (“Waiver Agreement”) entered into as of April 19, 2006, between Rancho Bank, a California-chartered commercial bank (the “Bank”), and Christine M. Rodgers (the “Executive”).

WHEREAS, Executive is a substantial shareholder of the Bank and also serves as Rancho Bank’s current Senior Vice President and Senior Loan Officer;

WHEREAS, Rancho Bank entered into an employment agreement with Executive on July 1, 2004.

WHEREAS, the term of the employment agreement was for three (3) years, terminating on December 31, 2007 (the “Employment Agreement”).

WHEREAS, the Employment Agreement provides, pursuant to Section 9.2, that in the event Executive’s employment is terminated by the Bank, Executive shall receive a lump sum payment equal to the base salary paid to Executive over the twelve (12) month period preceding such termination (the “Section 9.2 Termination Payment”)

WHEREAS, the Employment Agreement provides, pursuant to Section 9.4, that in the event Executive’s employment is terminated as a result of a merger, consolidation, transfer of assets or Change in Control of the Bank, Executive shall receive a lump sum payment equal to the base salary paid to Executive over the twelve (12) month period preceding such termination (the “Section 9.4 Termination Payment”).

WHEREAS, the Employment Agreement provides, pursuant to the First Amendment dated April 19, 2006, that in the event Executive’s employment is terminated by the Bank, Executive shall be entitled to continued compensation for the calendar year 2006, including base salary, bonus, perquisites, benefits, etc. (the “2006 Continuing Compensation”).

WHEREAS, the Bank is currently contemplating an Agreement and Plan of Reorganization dated as of April 19, 2006, among Vineyard National Bancorp, Vineyard Bank and Rancho Bank (the “Merger Agreement”), whereby Rancho Bank will be effectively merged with and liquidated into Vineyard Bank.

WHEREAS, a condition of the Merger Agreement is that the aggregate severance benefits payable under any existing Bank plans, policies or agreements be limited to $2.8 million.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the adequacy and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.
Executive represents that Executive owns 6,341 shares of common stock of Bank directly. Executive acknowledges that the market for the sale of such shares of Bank common stock in the over-the-counter market is illiquid. In connection with the transactions contemplated by the Merger Agreement, all of the shares of common stock owned by the Executive shall be converted into cash pursuant to the terms of the Merger Agreement.

K-1

2.	Provided that the Merger Agreement is signed by the parties thereto, Executive hereby expressly waives her rights to the following:

a.	Any and all rights inured to Executive under the Employment Agreement which entitles Executive to the Section 9.2 Termination Payment as described herein.

b.	Any and all rights inured to Executive under the Employment Agreement which entitles Executive to the Section 9.4 Termination Payment as described herein.

c.	Any and all rights inured to Executive under the First Amendment to the Employment Agreement entitling Executive to 2006 Continuing Compensation.

3.	The validity, interpretation, construction and performance of this Waiver Agreement shall be governed by the laws of the State of California.

4.	This Waiver Agreement may be executed in several counterparts, each of which shall be deemed to an original but all of which together shall constitute one and the same instrument.

5.	This Waiver Agreement shall become effective upon the Effective Time as defined in the Merger Agreement.

IN WITNESS WHEREOF, Rancho Bank and the Executive have executed this Waiver Agreement as of the date set forth above.

RANCHO BANK

Signature:
Date:

Name:
Title:

Christine M. Rodgers

Date:

Signature:

K-2